UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934

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cantaloupe

2025

Notice of Annual Meeting of Shareholders and Proxy Statement

November 20, 2024

11:00 a.m. ET

RETURN OF PROXY

Please follow the instructions for voting provided to you and vote your shares even if you plan to attend the meeting. If you attend the meeting and vote in person, the proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.

Vision To be the global technology leader powering self-service commerce.

Competitive

- We play to win.
- We default to action.
- We always put forth our best effort with our customer in mind.
- We strive to improve ourselves.

Accountable

- We commit to getting the job done and getting it done right.
- We communicate openly with others and keep our promises.
- We work best as a team.

Trailblazing

- We look forward to the future.
- We solve problems with innovative solutions.
- We are not satisfied with the status quo.

United

- We work together to identify and implement solutions.
- We empower each other to do our best work.
- We find strength in our different backgrounds and perspectives.

Scrappy

- We know there's more than one way to solve a problem.
- We approach our work with creativity and determination.
- We don't make excuses.

A Message from our CEO and Non-Executive Chair

October 4, 2024
Dear Shareholders,
You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Cantaloupe, Inc. (“Cantaloupe” or the “Company”) to be held online in a virtual format at 11:00 a.m., ET, on Wednesday, November 20, 2024, via live webcast at www.virtualshareholdermeeting.com/CTLP2025.
On behalf of the board and all of our employees, we thank you for your support of the Company and for your continued investment in Cantaloupe.
Fiscal year 2024 was marked by another year of strong financial performance and operational excellence. We achieved total revenue of $268.6 million, a 10.2% increase year-over-year, driven by a 17.8% increase in transaction fees and an 11.4% increase in subscription fees. We expanded our customer base by 10.1% to 31,466 active customers and grew our active devices by 4.7% to 1.22 million. These results reflect the successful execution of our strategic initiatives and our commitment to driving sustained operating leverage.
Operationally, we made significant strides in strengthening our business foundations and expanding our market reach. We successfully remediated all previously reported material weaknesses in internal controls, demonstrating our commitment to robust governance. Our growth in micro markets accelerated, and we increased the penetration of our Seed Software with both existing and new customers. We also expanded our international presence, particularly in the UK, Europe, and Latin America, culminating in the strategic acquisition of SB Software to enhance our position in these markets.
Looking ahead to fiscal year 2025, we remain focused on our vision to become the global market leader in providing technology that powers self-service commerce. We plan to continue expanding our international operations, leveraging our recent acquisitions, and further developing our presence in new verticals, including the sports and entertainment sector. We're excited about the opportunities presented by the ongoing trend towards cashless payments and self-service solutions, as well as potential new markets in retail theft prevention, which we believe will fuel our growth in 2025 and beyond.
As we have said in the past, as we work towards our vision, we are dedicated to doing the right thing. That means being accountable for not only getting the job done, but getting the job done in the right way. To remain competitive, we strive to put forth our best effort and always put the customer first. Your vote is very important to us. If you are unable to attend the annual meeting, please vote in advance of the meeting online, by mail or by telephone to ensure your shares are represented. Thank you for your continued support and investment in Cantaloupe. We look forward to meeting with you on November 20, 2024.
Sincerely,

Ravi Venkatesan Chief Executive Officer	Douglas G. Bergeron Independent, Non-Executive Chair

2025 Proxy Statement	1

2	2025 Proxy Statement

Notice of 2025 Annual Meeting of Shareholders to be Held Wednesday, November 20, 2024

Date and Time 11:00 a.m., ET, on Wednesday, November 20, 2024	Virtual Annual Meeting Site www.virtualshareholdermeeting.com/CTLP2025. There will be no physical meeting.	Who Can Vote Holders of our Common Stock and Preferred Stock as of September 30, 2024 (the “Record Date”)

Matters to be Voted On

Proposals		Board Vote Recommendation	For Further Details
1	Election of nine directors nominated by the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders.	“FOR” each director nominee	Page 12
2	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	“FOR”	Page 41
3	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for the fiscal year ending June 30, 2025.	“FOR”	Page 66
Any other business as may properly come before the meeting or any adjournment of the meeting.
Participating in the Meeting
You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CTLP2025. To participate in the Annual Meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
Date of Mailing
We will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and Annual Report on Form 10-K, to shareholders on October 4, 2024.
By Order of the Board of Directors,

Ravi Venkatesan
CEO
October 4, 2024
How to Vote

Internet Before the meeting: www.proxyvote.com or scan the QR code located on the proxy card During the meeting: virtualshareholdermeeting.com/CTLP2025	Phone 1-800-690-6903	Mail sign, date and mail your proxy card in the envelope provided

Important Notice regarding the availability of proxy materials: the proxy statement and form of proxy card are available at: www.proxyvote.com

2025 Proxy Statement	3

Fiscal Year 2024 Performance Highlights
Overview
Cantaloupe has a combination of subscription, transaction, and equipment revenues.

SUBSCRIPTION	TRANSACTION	EQUIPMENT
Software: Subscription for access to SEED software solution suite and digital services fees	Payments: fees associated with transaction processing	Equipment purchases: one time purchase fee

$231.5 million		$37.1 million
(86% of Fiscal Year 2024 revenue)		(14% of Fiscal Year 2024 revenue)
A scalable, modular platform to support businesses of all sizes.
Strategy

Growth within Existing Customers	Adjacent Vertical Expansion	Accelerating Subscription Revenues	International Expansion	Strategic M&A

4	2025 Proxy Statement

Fiscal 2024 Performance Highlights
Business and Financial Highlights

Active Customers(1) 31,466	Active Customer Growth (YoY) 10%	# of Transactions 1.1B	Dollar Volume of Transactions $3.0B

Active Devices(2) 1.22M	Recurring Revenue(3) 86%	Dollar Volume of Transactions Growth (YoY) 15%

(1)We define Active Customer as all customers with at least one active device.
(2)We define Active Devices as devices that have communicated with us or have had a transaction in the last twelve months. Included in the number of Active Devices are devices that communicate through other devices that communicate or transact with us.
(3)We define Recurring Revenue as the combination of our subscription and transaction revenue.
Operational Highlights

•We acquired Cheq, which offers a portfolio of POS solutions that include both register and self-service kiosk ordering, handheld devices for taking payments on-the-go, and mobile app ordering for pick-up or in-seat delivery – serving the sports stadium, entertainment venues and festival industries;
•We launched Seed Analytics and Seed Intelligence, two new premium analytics tools available within the Seed Pro platform, designed to transform the way vending operators leverage data for business growth with improved decision-making and enhanced productivity;
•Continued our thought-leadership initiatives, including the release of our 2024 Micropayment Trends Report, which studied micro payment trends (transactions less than $10) at food and beverage vending and at amusement machines throughout the United States and Canada in 2024;
•In February 2024, we held our annual user conference, Cantaloupe University, in Las Vegas, NV, where we showcased our latest technologies and provided two days of training and education around our entire platform and suite of products; and
•We showcased our full suite of solutions for the European and Mexico markets at Cantaloupe LIVE in the Milton-Keynes, U.K. and Mexico City, Mexico. Both events allowed customers, partners and industry professionals to see the latest technology for self-service retail serving their respective markets. We also showcased our cashless device the P30, the Seed platform, micro market technology and our smart coolers with age verification solutions at various industry trade shows within Mexico.

2025 Proxy Statement	5

Proxy Summary
This summary highlights selected information in this proxy statement. Please review the entire proxy statement and our Annual Report for the year ended June 30, 2024, before voting your shares.
Annual Meeting Information

Date and Time November 20, 2024 at 11:00 a.m., ET	Virtual Meeting Site www.virtualshareholdermeeting.com/CTLP2025	Record Date September 30, 2024

How to Vote

Internet Before the meeting: www.proxyvote.com or scan the QR code located on the proxy card During the meeting: virtualshareholdermeeting.com/CTLP2025	Phone 1-800-690-6903	Mail sign, date and mail your proxy card in the envelope provided

6	2025 Proxy Statement

Proxy Summary

Proposal 1 Election of Directors

The Board recommends a vote “FOR” each director nominee.	See page 12

Director Nominees

			Director Since		Other Public Directorships	Committee Memberships
Director	Occupation	Age		Independence		A	C	NCG	F	C
	Douglas G. Bergeron Former CEO, VeriFone (2001-2013) Chairman of the Board	63	2020		—
	Lisa P. Baird President and CEO, NextUp	63	2020		—
	Ian Harris Chief Financial Officer, Talkspace, Inc.	35	2022		—
	Jacob Lamm Founder & Independent Consultant, Enterik Advisory LLC	59	2020		—
	Michael K. Passilla CEO, Posillipo Ventures, Inc.	57	2020		1
	Ellen Richey Former Vice Chair of Risk and Public Policy, Visa Inc.	75	2020		1
	Anne M. Smalling President & Managing Partner, HM International, LLC	59	2020		—
	Ravi Venkatesan CEO, Cantaloupe, Inc.	48	2022		—
	Shannon S. Warren Owner & Principal, SSW Consulting LLC	54	2020		—

A	Audit Committee	NCG	Nominating and Corporate Governance Committee	C	Compliance Committee	Chair
C	Compensation Committee	F	Finance Committee			Member

2025 Proxy Statement	7

Proxy Summary
Director Nominee Demographics
3.6
years
average tenure
below the
7.8
year of S&P 500 average

44% of Board
Gender Diverse
57
Average Age

30-50	60-75
51-60
3.6 years
Average Tenure

0-2 years
3-5 years
89% of Board
Independent
Director Qualifications
The Board annually reviews directors’ skills and expertise to ensure the Board represents a diverse skill set oriented to the historical and emerging needs of the business. The Board has identified the following key qualifications and experience that are important to be represented on the Board as a whole.

Risk Management & Compliance	Leadership & Senior Management

Mergers & Acquisitions	Accounting & Finance

Strategic Planning	Technology & Cybersecurity

Payments Industry

8	2025 Proxy Statement

Proxy Summary
Corporate Governance Highlights

Board Structure & Independence	Independent, non-Executive Chair of the Board Eight out of nine directors are independent Diverse perspectives and experiences	Independent Committee Chairs Separation of CEO and Chair roles Annual election of directors

Corporate Governance	Annual board and committee self-evaluations Independent members of the Board meet regularly in executive sessions	Orientation and education for new directors Over-boarding restrictions

Compensation	Annual approval of executive compensation Prohibits our employees, officers, and directors from engaging in any hedging or similar transactions with respect to the Company’s securities	Significant stock ownership guidelines No Excise Tax Gross-Up Provisions Comprehensive Nasdaq-compliant clawback policy

Shareholder Rights	Majority voting for directors in uncontested elections with mandatory director resignation policy Proxy Access	Shareholders can recommend director candidates 20% threshold for shareholders able to call a special meeting

2025 Proxy Statement	9

Proxy Summary

Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers

The Board recommends a vote “FOR” this proposal.	See page 41

Elements of Compensation

Base Salary

Key Characteristics
•Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.
Why We Pay this Element
•Provide a base level of competitive cash compensation for executive talent.
How We Determine
•Experience, job scope, and individual performance.
•Market and peer data.

Annual Bonus

Key Characteristics
•Variable compensation component payable in cash based on performance as compared to Company and/or individual performance goals.
Why We Pay this Element
•Motivate and reward executives for performance on key operational, financial, and personal measures during the year.
How We Determine
•Organizational and/or individual performance. Discretionary bonuses are based on various factors, including past performance. We also review market and peer data in making bonus determinations.
•2024 Financial Goals: Revenue, Adjusted EBITDA, Monthly Recurring Revenue Growth.

Long-Term Incentive (LTI)

•Compensation Committee is focused on emphasizing equity as part of NEO compensation mix.
•Equity awards to NEOs primarily reflect initial awards in connection with hires and promotions, as opposed to awards granted under a general annual program.
•Substantially all of CEO’s equity grants are performance-based.
•Outstanding Performance-Based Options Goals: Share Price.

10	2025 Proxy Statement

Proxy Summary
Compensation Highlights
Our compensation program for our executive officers features many commonly used “best practices” including:

What We Do	What We Don’t Do

  Pay-for-performance - We seek to tie a significant amount of executive compensation to the achievement of performance goals and as equity-based awards to link our executives’ long-term incentives with our shareholders’ interests.
  Stock ownership guidelines - We have significant ownership guidelines. Our Chief Executive Officer is required to hold Common Stock with a value equal to a multiple of three times base salary and our Chief Financial Officer and other executive officers are required to hold Common Stock with a value equal to base salary (in each case subject to applicable grace periods for new executive officers).
  Clawback Policy - A clawback policy that complies with Section 10D of the Exchange Act and the new Nasdaq listing standards, which provides for the recovery of incentive compensation from the Company’s current and former Section 16 officers in certain situations.

   No Excise Tax Gross-Up Provisions - Our NEOs are not provided with any excise tax gross-up provisions with respect to payments contingent upon a change of control.
   Limited perquisites for our executives - Perquisites are not a significant portion of our executive officers’ compensation, and generally consist of health, welfare, and retirement benefits broadly available to our employees.
   No repricing of underwater options - Our equity incentive plans do not permit repricing or the exchange of underwater stock options without shareholder approval.

2025 Proxy Statement	11

Proposal 1 Election of Directors

In accordance with our Bylaws, the Board has fixed the number of directors at nine members. The following nominees are standing for re-election to the Board at the meeting: Douglas G. Bergeron, Lisa P. Baird, Ian Harris, Jacob Lamm, Michael K. Passilla, Ellen Richey, Anne M. Smalling, Ravi Venkatesan, and Shannon S. Warren. Directors will be elected to hold office until the 2026 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
There are no arrangements or understandings between any nominee and any other person pursuant to which he or she was or is to be selected as a director. None of the nominees has a family relationship with any other nominee or director or any executive officer of the Company or any of its subsidiaries. The Board has determined that all the nominees are independent within the meaning of the Nasdaq listing standards other than Mr. Venkatesan, who serves as the Company’s President and Chief Executive Officer (“CEO”). In addition, the Board has determined that Ms. Warren qualifies as an “audit committee financial expert” under SEC rules.

The Board unanimously recommends a vote “FOR” the nine nominees for Director.

12	2025 Proxy Statement

Proposal 1 Election of Directors
Nominees for Election as Director
Information on each of the nominees for the Board, including each nominee’s principal occupation and business experience for at least the last five years, the names of other publicly held companies for which he or she serves as a director or has served as a director in the last five years, and the experience, qualifications, attributes and skills considered among the most important by our Nominating and Corporate Governance Committee and Board in determining that the nominee should serve as a director is set forth below.

Douglas G. Bergeron Chairman of the Board Age: 63 Director since April 2020 Former CEO, VeriFone (2001-2013) Committees: •Compensation •Finance
Mr. Bergeron is the founder and sole shareholder of DGB Investments, Inc., a diversified holding company of technology investments. In 2001, he led the acquisition of VeriFone Systems, Inc. (“Verifone”), a company that provides technology for electronic payment transactions at the point-of-sale, from Hewlett-Packard. In 2002, Mr. Bergeron, as Chief Executive Officer of Verifone, partnered with GTCR and grew VeriFone into a multi-national company with an enterprise value exceeding $4 billion by 2013, when he left the company.
Mr. Bergeron is on the Board of Overseers of the Hoover Institution at Stanford University and is a permanent member of the Council on Foreign Relations.
Education
Mr. Bergeron holds an Honours B.A. in Computer Science from York University in Toronto and a Masters of Science in Systems Management from the University of Southern California in Los Angeles. In 2013, he was awarded an Honorary Doctorate of Laws (LLD) from York University.
Qualifications
We believe Mr. Bergeron’s extensive experience in the payments industry and his background in finance provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

2025 Proxy Statement	13

Proposal 1 Election of Directors

Lisa P. Baird Age: 63 Director since April 2020 President and CEO, NextUp Committees: •Compensation •NCG
Ms. Baird is the President and CEO of NextUp, the leading non-profit member organization providing leadership, learning and advisory services for leading companies that advance all women and build more equitable workplaces. Ms. Baird has extensive experience as a senior executive responsible for sales, communications, marketing, and governance for top sports properties including the NFL, USOPC and NWSL and Fortune 50 companies including IBM, General Motors, Bristol Myers, Johnson & Johnson and the Procter & Gamble Company.
Ms. Baird has served as an Independent Director on the Board of Fox Racing, which was acquired by Vista Outdoor Inc., Elite Sportswear, L.P., a global leader in sportswear, and Soundview Paper Company, LLC, a consumer paper products company.
Education
Ms. Baird earned an A.B. in English from Penn State University (1982) where she also earned an MBA from The Smeal College of Business (1984).
Qualifications
We believe Ms. Baird’s strong communications, marketing, sales and operating experience and a proven record of creating, building, and leading well-known brands provides the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

Ian Harris Age: 35 Director since February 2022 Chief Financial Officer, Talkspace, Inc. Committee: •Finance
Mr. Harris is the Chief Financial Officer of Talkspace, Inc. (NASDAQ: TALK), a leading healthcare technology company that provides virtual behavioral healthcare services. Prior to joining Talkspace, Mr. Harris was a Partner and Managing Director at Hudson Executive Capital, an investment firm that seeks to identify value-oriented opportunities in the small/mid-cap U.S. public markets, from May 2017 to May 2024. Mr. Harris also serves on the board of Liberated Syndication Inc., a leading provider of podcast hosting and advertising services. From August 2020 until February 2022, Mr. Harris also served as an advisor to the Company’s management team and the Board on financial and operational matters. Prior to joining Hudson Executive, Mr. Harris served as an investment banking Associate at Barclays Capital.
Education
Mr. Harris received his Bachelor of Arts degrees from Brown University.
Qualifications
We believe Mr. Harris’s familiarity with the Company and his background in corporate finance and investing provides the requisite qualifications, skills, perspectives and experiences to serve on our Board.

14	2025 Proxy Statement

Proposal 1 Election of Directors

Jacob Lamm Age: 59 Director since April 2020 Founder & Independent Consultant, Enterik Advisory LLC Committees: •NCG •Finance (Chair)
Mr. Lamm is founder and Independent Consultant to Enterik Advisory LLC, providing executive and board level consulting services with a focus on organic and inorganic growth strategies. Mr. Lamm was the Chief Operating Officer of InVisionApp Inc., a digital product design platform, from 2020 to 2022. He previously served as Executive Vice President of CA Technologies, a provider of information technology management software and solutions, from 2009 to 2019, where he was responsible for corporate strategy, M&A, venture investing, strategic alliances, and new business incubation. Prior to joining CA Technologies, he co-founded and served as CTO of Professional Help Desk, a provider of Service Management software that was acquired by CA Technologies.
Additionally, Mr. Lamm has served as a director of both private and non-profit organizations, serving as a director for the Long Island High Technology Incubator, the New York State Smart Grid Consortium and Watermark Medical Inc., a medical technology company focused on remote diagnostic testing, therapy and patient follow-up, the latter from 2010 to 2018.
Education
Mr. Lamm earned a B.S. in computer information science from the City University of New York - Brooklyn College in 1987.
Qualifications
We believe Mr. Lamm’s extensive experience in high-growth technology companies provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

Michael K. Passilla Age: 57 Director since April 2020 CEO, Posillipo Ventures, Inc. Committee: •Compensation (Chair)
Mr. Passilla has served as the CEO of Posillipo Ventures, Inc., an investment and advisory services business, since 2018. He previously served as Vice Chairman at Chase Merchant Services, the global payment processing division of JPMorgan Chase & Co, from 2016 to 2018. Prior to that, he was the Chief Executive Officer of Chase Merchant Services from 2013 to 2016. Mr. Passilla was the Chief Executive Officer and President of Elavon, Inc., a global payments processing firm, from 2010 to 2013.
Mr. Passilla has been a member of the Board of Directors of Priority Technology Holdings, Inc. (NASDAQ: PRTH), an IT service management company, since 2019, a Strategic Advisor to Optimized Payments, Inc., a consulting and analytics firm specializing in the payments ecosystem, since 2021, a member of the Board of Directors of Bridge2 Solutions, LLC, a SaaS platform technology company, since 2020 (until it was sold to Bakkt), and a member of the Board of Directors of P97 Networks, Inc., a mobile commerce and digital marketing platform, since 2019.
Current Public Company Directorships
•Priority Technology Holdings, Inc.
Education
Mr. Passilla earned a BBA from the University of Notre Dame in 1989 and earned an MBA from The J.L. Kellogg Graduate School of Management at Northwestern University in 1995.
Qualifications
We believe Mr. Passilla’s leadership experience and extensive knowledge of the payments industry provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

2025 Proxy Statement	15

Proposal 1 Election of Directors

Ellen Richey Age: 75 Director since April 2020 Former Vice Chair of Risk and Public Policy, Visa Inc. Committees: •Audit •Finance •Compliance (Chair)
Ms. Richey served as Chair of Risk and Public Policy of Visa Inc. (“Visa”), a global payments technology company, from 2014 to 2019, and as Chief Risk Officer from 2017 to 2019. In such roles, Ms. Richey oversaw risk management, including enterprise risk, settlement risk, operational resilience, internal audit, and risks to the integrity of the broader payments ecosystem, and served as a member of Visa’s senior executive committee. During 2014, Ms. Richey concurrently served as Chief Legal Officer, assuming responsibility for the legal function in addition to her risk responsibilities. From 2007 to 2013, Ms. Richey served as Executive Vice President and Chief Enterprise Risk Officer. In that role, she was responsible for oversight of Visa’s compliance, audit and risk teams, including payment system risk, settlement risk and enterprise risk.
Ms. Richey previously serves on the Board of Directors of Green Dot Corporation (NYSE: GDOT), which she has chaired the Risk Committee since 2023 and been a member of the Nominating and Corporate Governance Committee. She also served on the Board of Directors of the Girl Scouts of Northern California, which she chaired, from 2018 to 2022.
Current Public Company Directorships
•Green Dot Corporation
Education
Ms. Richey earned a B.A. in Linguistics and Far Eastern Languages from Harvard University (1970) and a J.D. from Stanford University (1977), and served as a law clerk for Associate Justice Lewis F. Powell, Jr., of the United States Supreme Court, from 1979 to 1980.
Qualifications
We believe Ms. Richey’s extensive experience in the payments industry and in risk management, compliance and audit provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

16	2025 Proxy Statement

Proposal 1 Election of Directors

Anne M. Smalling Age: 59 Director since April 2020 President & Managing Partner, HM International, LLC Committees: •Audit •NCG (Chair) •Compliance
Ms. Smalling is President and Managing Partner of HM International, LLC (“HMI”), a diversified holding company with a long term investment focus. She provides oversight and supervision of the operating businesses focusing on strategic planning, financing, acquisition and divestitures.
Ms. Smalling currently serves as the Chair of the Boards of Directors of Quality Sausage Company, LLC, and American Innovations. She also serves on the Boards of Directors of Igasamex, S. de R.L. de C.V., Garrison Brothers, Organicare and The Savings Group. She formerly served as Chairman of Windsor Quality Food Company, a leader in frozen food manufacturing for consumers and foodservice, from 2004 to 2014.
Education
Ms. Smalling earned a B.S. in Developmental Psychology from Cornell University (1987) and an MBA from Harvard Business School (1992).
Qualifications
We believe Ms. Smalling’s operational expertise and experience in strategic planning and financing in a broad range of industries, provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

2025 Proxy Statement	17

Proposal 1 Election of Directors

Ravi Venkatesan Age: 49 Director since October 2022 CEO, Cantaloupe, Inc. Committee: •None
Mr. Venkatesan is the Company’s Chief Executive Officer. Mr. Venkatesan served as the Company’s Chief Operating Officer from February 2022 until his promotion as CEO effective October 1, 2022 and prior to that, as the Company’s Chief Technology Officer since December 2020. Prior to joining the Company, Mr. Venkatesan was Head of Innovation at Bakkt Holdings, Inc. (“Bakkt”). He held the dual roles of Chief Technology Officer and Chief Product Officer at Bridge2 Solutions, Inc., preceding its sale to ICE, the parent company of Bakkt. Prior to his position at Bakkt he was the Vice President of Information Technology Strategy and Delivery at Cbeyond, Inc. Earlier in his career he served as a consulting leader with Accenture LLP.
Education
Mr. Venkatesan graduated from Bangalore University in 1997 with a degree in Electronics and went through a Post Graduate Program in Finance and Information Management from the Management Development Institute in 2000.
Qualifications
We believe Mr. Venkatesan’s track record of technology leadership and experience in payments companies, as well as his unique understanding of our operations, opportunities and challenges provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

18	2025 Proxy Statement

Proposal 1 Election of Directors

Shannon S. Warren Age: 55 Director since April 2020 Owner & Principal, SSW Consulting LLC Committee: •Audit (Chair)
Ms. Warren is the owner and principal of SSW Consulting LLC, which provides risk and finance advisory services. Ms. Warren was the Chief Control Officer of JPMorgan Chase & Co. (JPM), a global financial services firm, from 2012 to 2016. In this role, she established the Oversight and Control function, designed the framework for the identification and management of operational risk in all products and services offered by JPM, implemented more comprehensive operational risk management technology and managed supervisory regulatory relationships globally. Prior to this role, Ms. Warren was the Corporate Controller and held several additional finance roles at JPM since joining in 2000, and has expertise with accounting and financial reporting matters.
Ms. Warren currently serves as a member of the Board of Directors of Firstkey Homes LLC, Member of the Competitiveness Council for Cerberus Operations and Advisory Company, and advisor to Brex, Inc. and Azimuth GRC.
Education
Ms. Warren is a graduate of the University of Michigan and is a Certified Public Accountant (inactive).
Qualifications
We believe Ms. Warren’s extensive experience in the payments industry and in compliance and audit provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board.

2025 Proxy Statement	19

Proposal 1 Election of Directors
Nomination Process
Identification and Selection of Nominees
The Nominating and Corporate Governance Committee is responsible for identifying and recommending for selection by the Board nominees for election or re-election to the Board at the annual shareholder meeting, or to fill any vacancies on the Board. The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board on the range of skills and expertise and other appropriate criteria that should be represented on the Board. The Nominating and Corporate Governance Committee will generally consider all relevant factors in identifying and recommending candidates to the Board, which may include independence, expertise that is useful to the Company and complementary to the background, skills and experience of the other Board members, a commitment to ethics and integrity, a commitment to personal and organizational accountability, a history of achievement that reflects superior standards for themselves and others, and a willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player. The Nominating and Corporate Governance Committee will consider the following qualifications that it believes would be useful in director candidates:

Payments Industry Experience	Experience in Building a Growth Company	Experience in Bringing Technology to Market	Sales Leadership Experience	Diversity of Background including Gender and Ethnicity

No less than a majority of directors on the Board, as well as all members of the Audit, Compensation, and Nominating and Corporate Governance Committees, are independent, as required by Nasdaq.

Director Policies and Expectations
Directors are elected each year, there are no term limits for serving on the Board, and there is no mandatory retirement age.
Each member of the Board is expected to ensure that other existing and future commitments, including employment responsibilities and service on the boards of other entities, do not materially interfere with the member’s service as a director. No independent director may serve on the Boards of more than four other public companies, and no employee director may serve on the Boards of more than one other public company.

20	2025 Proxy Statement

Proposal 1 Election of Directors
New Director Candidates
The directors on the Company’s Nominating and Corporate Governance Committee use their available network of contacts when compiling a list of potential director candidates. The Nominating and Corporate Governance Committee also considers potential director candidates recommended by shareholders and other parties, including other directors, and all potential candidates are evaluated based upon the above criteria. The Nominating and Corporate Governance Committee makes no distinction in its evaluation of candidates based upon whether such candidates are recommended by shareholders or other parties.
Shareholders who wish to propose a potential director candidate may submit a recommendation in writing to the Secretary, Cantaloupe, Inc., 101 Lindenwood Drive, Suite 120, Malvern, Pennsylvania 19355, specifying the name of the candidate and stating in detail the qualifications of such person for consideration by the Nominating and Corporate Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation.
Our bylaws also provide for proxy access, which enables eligible shareholders to include their nominees for election as directors in our proxy statement. For information regarding the eligibility requirements and process to utilize proxy access, see Section 3.04 of our bylaws and page 74 of this proxy statement.
Approach to Diversity
The Nominating and Corporate Governance Committee takes into consideration diversity in identifying director nominees, and strives to nominate directors with a diverse set of skills so that, as a group, the Board will possess the appropriate backgrounds, perspectives, talent, experience, and expertise to oversee the Company’s business.
Board Diversity Matrix (As of June 30, 2024)

Total Number of Directors:	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
	4	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	3	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

2025 Proxy Statement	21

Proposal 1 Election of Directors
Director Skills and Experience
The Board annually reviews directors’ skills and expertise to ensure the Board represents a diverse skill set oriented to the historical and emerging needs of the business. The Board has identified the following key qualifications and experience that are important to be represented on the Board as a whole.

Qualification
Risk Management & Compliance	5
Mergers & Acquisitions	7
Strategic Planning	8
Payments Industry	6
Leadership & Senior Management	9
Accounting & Finance	7
Technology & Cybersecurity	5
Director Majority Voting Policy
In addition to our Bylaws that provide for a majority vote standard for director elections, the Board has also adopted a Director Majority Voting Policy. Pursuant to the policy, any nominee for director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election shall promptly submit to the Board a letter of resignation to the Secretary of the Company. The Nominating and Corporate Governance Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the resignation, the Nominating and Corporate Governance Committee would consider relevant factors such as the underlying reasons for the majority against vote, the length of service and qualifications of the director whose resignation is tendered, the director’s contributions to the Company, and compliance with listing standards. The Nominating and Corporate Governance Committee would then consider the resignation and make a recommendation to the Board. The Board would then act on the Nominating and Corporate Governance Committee’s recommendation, which may include acceptance or rejection of the tendered resignation. The text of the policy is posted on our website at www.cantaloupe.com.

22	2025 Proxy Statement

Corporate Governance
The Company is organized under the laws of the Commonwealth of Pennsylvania and is governed by the Board. The Board is committed to sound business practices, transparency in financial reporting, effective corporate governance and compliance. The Board has adopted a number of governance guidelines and policies which are available on the Corporate Governance page in the “Investors” section of the Company’s corporate website (www.cantaloupe.com). The Board has determined that all of the currently serving members of the Board other than Mr. Venkatesan (our CEO) are independent in accordance with the applicable listing standards of Nasdaq.
Board Leadership Structure

Douglas G. Bergeron Independent, Non-Executive Chair

Ravi Venkatesan Chief Executive Officer

Independent Committee Chairs

Shannon S. Warren Audit Committee	Michael K. Passilla Compensation Committee

Anne M. Smalling Nominating and Corporate Governance Committee	Jacob Lamm Finance Committee

Ellen Richey Compliance Chair

2025 Proxy Statement	23

Corporate Governance
The full Board considers periodic rotation of Committee members and chairs, taking into account the desirability of rotation of Committee members and chairs, the benefits of continuity and experience, and applicable legal, regulatory and stock exchange listing requirements.
Our Board currently separates the offices of Chair of our Board and Chief Executive Officer (“CEO”) by appointing an independent, non-executive chair. Our Board believes that an independent Board Chair (the “Non-Executive Chair”) is appropriate at this time because it allows our CEO to focus on managing the business and allows the Non-Executive Chair to provide independent leadership for the Board. The arrangement also facilitates our Board’s independent oversight of our executive officers’ management of strategic direction, operational execution, and business risk, thereby better protecting shareholder value. On an annual basis, the Nominating and Corporate Governance Committee recommends, and the majority of the independent directors elect, the Non-Executive Chair. Mr. Bergeron currently serves as our Non-Executive Chair.
The Non-Executive Chair performs the duties and responsibilities set forth in the Charter of the Non-Executive Chair, including the following:
•assist each of the Chairs of the Audit, Compensation, Nominating and Corporate Governance, Finance and Compliance Committees to appropriately execute the functions and responsibilities set forth in each of the Committee’s charters;
•preside at all meetings of the Board, and at executive sessions of the independent Directors;
•coordinate with the CEO to develop an annual schedule for Board meetings, the agenda for each Board meeting, and the distribution of advance meeting materials;
•collaborate with Committee Chairs to facilitate updates to the Board on the activities of their respective Committees;
•encourage and facilitate free and open communication among all Directors;
•coordinate with the CEO to facilitate communications between the executive officers of the Company and the independent Directors, including regular reporting of financial, operational and other performance metrics;
•conduct periodic one-on-one discussions with the independent Directors regarding Board operations and other pertinent issues; and
•ensure timely communication to the CEO of appropriate feedback from executive sessions including recommended actions and issues or concerns raised by independent Directors.
The text of the Charter of the Non-Executive Chair, which was most recently amended on August 6, 2021, is posted on our website at www.cantaloupe.com.
Board Committees
As permitted under Pennsylvania law and the Company’s Articles of Incorporation and Bylaws, the Board has established and delegated certain authority and responsibility to five standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Compliance Committee and Finance Committee (each, a “Committee”). The Board annually reviews the membership of, and the authority and responsibility delegated to, each committee.
The table below shows the chairs and members of each Committee.

	Douglas G. Bergeron	Lisa P. Baird	Ian Harris	Jacob Lamm	Michael K. Passilla	Ellen Richey	Anne M. Smalling	Ravi Venkatesan**	Shannon S. Warren^
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Finance Committee
Compliance Committee

Member	Chair	**	Non-Independent Director	^	Financial Expert

24	2025 Proxy Statement

Corporate Governance

Audit Committee Members: Shannon S. Warren (Chair) Ellen Richey Anne M. Smalling Number of meetings held in fiscal year 2024: Audit 17
The Audit Committee engages the Company’s independent accountants, and is primarily responsible for:
•appointing, retaining and replacing the Company’s independent auditor
•approving the services performed by, and compensation paid to, the Company’s independent auditor
•pre-approving any non-audit services (and related fees) to be performed by the Company’s independent auditor
•pre-approving any prospective transactions with officers, directors, holders of more than 5% of our securities, and any member of the immediate family of or entity affiliated with any of the forgoing persons
•reviewing and discussing the Company’s accounting principles
•oversee the Company’s internal audit function
•evaluate the independence of independent auditors
•reviewing and discussing with management and the Company’s independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s quarterly reports on Form 10-Q filings
•discussing with management the Company’s earnings press releases
•discussing with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls
•recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report
•produce the Audit Committee report for inclusion in the Company’s proxy statement and annual report
The Audit Committee operates pursuant to a charter that was most recently amended on October 18, 2023, a copy of which is accessible on the Company’s website, www.cantaloupe.com.

As previously reported, management identified that the company had material weaknesses in its internal control over financial reporting as of June 30, 2022 and June 30, 2023. Following the identification of the material weaknesses and continuing through the year ended June 30, 2024, management executed its remediation plan related to these material weaknesses, including (i) enhancing existing policies and procedures and implementing new tools to facilitate more efficient operations and improve the timely execution of key controls by company personnel, (ii) enhancing program change management, user access provisioning, and monitoring controls to ensure changes to key applications are appropriately reviewed and approved and to enforce appropriate system access and segregation of duties, (iii) recruiting key positions within our accounting, technology and other support functions to enhance our ability to evaluate and document the accounting treatment for significant unusual transactions, allow for appropriate segregation of duties and change management, and provide appropriate oversight and reviews, (iv) improving the design of key controls to ensure reports used in the performance of such controls are complete and accurate as part of the controls execution, and (v) improving the design and operation of controls related to revenue recognition including the identification of performance obligations and stand-alone selling prices and review and input of the contract terms into our information systems.
As a result of the measures described above, the previously disclosed material weaknesses have been remediated as of June 30, 2024.

2025 Proxy Statement	25

Corporate Governance

Compensation Committee Members: Michael K. Passilla (Chair) Lisa P. Baird Douglas G. Bergeron Number of meetings held in fiscal year 2024: 4
The Compensation Committee is responsible for:
•reviewing and recommending compensation and compensation plans, policies and programs for the directors and executive officers of the Company
•administering the Company’s incentive compensation and equity-based plans
•annually reviewing and recommending for approval by the Board corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation
•evaluating the Chief Executive Officer and other executive officers’ performance in light of those goals and objectives
•recommending for approval to the Board the Chief Executive Officer’s and other executive officers’ compensation levels based upon this evaluation
•having the authority to retain or obtain the advice of a compensation consultant or other advisor, and to be directly responsible for the appointment, compensation and oversight of the work of any such advisor
•produce the Compensation Committee Report for inclusion in the Company’s proxy statement and annual report
The Compensation Committee operates pursuant to a charter that was most recently amended on October 18, 2023, a copy of which is accessible on the Company’s website, www.cantaloupe.com.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, during fiscal 2024, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or, except as described herein, had any relationships requiring disclosure by us under Item 404 of Regulation S-K of the General Rules and Regulations of the Securities and Exchange Commission (“Item 404”).
During fiscal 2024, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

26	2025 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee Members: Anne M. Smalling (Chair) Lisa P. Baird Jacob Lamm Number of meetings held in fiscal year 2024: 2
The Nominating and Corporate Governance Committee is responsible for:
•reviewing corporate governance policies and systems against applicable laws, regulations, and industry specific standards and practices, if any, including any securities regulatory authority or Nasdaq guidelines applicable to the Company and recommending any changes to the Board. Such review includes reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s governing documents, including its articles of incorporation and bylaws
•identifying best practices and developing and recommending to the Board corporate governance principles
•overseeing, periodically reviewing and reporting to the Board on the Company’s policies, practices, goals and programs relating to environmental, sustainability, corporate social responsibility, health, safety, and corporate governance matters (collectively, “ESG”)
•in consultation with management, annually reviewing the directors’ and officers’ liability policy, including its coverage and terms
•providing to the Board the Nominating and Corporate Governance Committee’s assessment of which directors should be deemed independent directors under applicable rules and regulations of the SEC and Nasdaq
•establishing procedures for, conducting and administering an annual performance and effectiveness evaluation of the Board and reporting annually to the Board the results of its assessment
•on an annual basis, recommend the director to serve as the Non-Executive Chair to the full board for approval
•in consultation with the Chair, making recommendations to the Board regarding the composition of the Board Committees, annually reviewing the composition of each Committee and presenting recommendations for Committee memberships to the Board, as needed
The Nominating and Corporate Committee operates pursuant to a charter that was most recently amended on October 18, 2023, a copy of which is accessible on the Company’s website, www.cantaloupe.com.

2025 Proxy Statement	27

Corporate Governance

Finance Committee Members: Jacob Lamm (Chair) Douglas G. Bergeron Ian Harris Ellen Richey Number of meetings held in fiscal year 2024: 9
The Finance Committee is responsible for:
•monitoring the Company’s capital structure, financial condition and requirements for funds and recommend from time to time an overall financial strategy to the Board
•assisting the Board in reviewing and monitoring the Company’s capital structure and financial plans, including short-term and long-term debt programs and equity financings
•reviewing target financials and valuations in connection with potential acquisitions
•taking or authorizing necessary actions to effect financings, refinancings and refundings within the limits set by the Board
The Finance Committee operates pursuant to a charter that was most recently amended on October 18, 2023, a copy of which is accessible on the Company’s website, www.cantaloupe.com.

28	2025 Proxy Statement

Corporate Governance

Compliance Committee Members: Ellen Richey (Chair) Anne M. Smalling Number of meetings held in fiscal year 2024: 4
The Compliance Committee is responsible for:
•overseeing the Company’s compliance functions
•supervising the Company’s Chief Legal and Compliance Officer, who leads the Company’s compliance program. The Compliance Committee also regularly receives updates from the Company’s Chief Legal and Compliance Officer on business risks, compliance and ethics issues.
•periodically reviewing and recommending to the Board any changes to the Company’s Code of Business Conduct and Ethics
•reviewing and monitoring significant compliance risk areas and the steps management takes to monitor, control and report such compliance risk exposures, including compliance risks related to information security and cybersecurity
The Compliance Committee operates pursuant to a charter that was most recently amended on October 18, 2023, a copy of which is accessible on the Company’s website, www.cantaloupe.com.
In fiscal year 2025, the Board of Directors plans to combine the Audit Committee and Compliance Committee to become the Audit and Risk Committee.

2025 Proxy Statement	29

Corporate Governance
Board Operations
Meetings of the Board of Directors
The Board of the Company and the Board Committees collectively held a total of forty-seven (47) meetings during the fiscal year ended June 30, 2024. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he or she was a member. The Company’s policy regarding directors’ attendance at the annual meeting of shareholders, as described in the Company’s Corporate Governance Guidelines, is that all directors are strongly encouraged to attend the Annual Meeting. All of our directors attended the 2024 Annual Meeting.
Director Orientation and Continuing Education
The Nominating and Corporate Governance Committee works with management to provide an orientation for new directors. The Board encourages directors to participate in continuing education, as well as participation in accredited director education programs. Continuing education for all directors is conducted throughout the year through a variety of presentations and programs. During fiscal 2024, our ongoing director education included Nasdaq training sessions covering a variety of topics, including :
•ESG-related issues sustainability, human capital management
•enterprise risk management and geopolitical risks
•regulatory compliance and corporate governance
•data governance including cybersecurity, digital transformation, privacy, and artificial intelligence
Executive Sessions
The independent members of the Board meet regularly in executive sessions. The independent Board members may meet in executive session at regular Board meetings or at other times, in each case, if deemed necessary, but no less than twice a year.

30	2025 Proxy Statement

Corporate Governance
Additional Board Engagement
Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered. Our directors also regularly engage in one-on-one meetings with management and other company personnel. Members of our Board are also active in our investor relations efforts, including one-on-one engagement with current and potential investors and participating in various industry conferences, functions and initiatives, including the 2024 NAMA show. We believe these efforts enable the Board and management to understand, consider and address the issues that matter most to our shareholders.
Annual Performance Evaluation of the Board
The Nominating and Corporate Governance Committee establishes procedures for, and conducts and administers, an annual performance and effectiveness evaluation of the Board. Each Committee also conducts an annual review of its own performance. The Nominating and Corporate Governance Committee then reviews and provides feedback on the annual self-assessment process including specific topics to be addressed. The fiscal 2024 evaluation process produced constructive feedback aimed at improving the performance and contribution of the Board and each Committee, with appropriate action plans developed to address the feedback.
Board’s Role and Oversight Responsibilities

Strategy and Performance
It is the duty of the Board to oversee management’s performance to ensure that the Company operates in an effective, efficient and ethical manner in order to produce value for the Company’s shareholders.
Risk Management The Board has ultimate responsibility for overseeing management’s approach to risk management.	Succession Planning The Board selects the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company’s shareholders.

Cybersecurity	Environmental, Social and Governance	Human Capital Management

2025 Proxy Statement	31

Corporate Governance
Oversight of Strategy, Risk and Performance
The Board is responsible for the overall oversight of management in the execution of its responsibilities. In this oversight role, and in conjunction with the Audit Committee, the Board regularly reviews the Company’s long-term business strategy and works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. The Board as a whole is responsible for risk oversight at the company, with reviews of certain areas being conducted by the relevant board committees that regularly report to the full Board, in particular, the Audit Committee. In its risk oversight role, the Board reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the Company, including financial, international, operational, social and environmental risks.
Committee Oversight of Risk

The Board of Directors is responsible for overseeing management’s approach to risk management

Various Committees of the Board assist the Board in fulfilling that responsibility:

Audit Committee
•assists the Board in its oversight of risk management in the areas of financial reporting, internal audit function, and compliance with legal and regulatory requirements related to financial reporting and auditing matters
Compensation Committee •oversees our risk management activities with respect to our compensation policies and practices	Nominating and Corporate Governance Committee •oversees risks associated with our overall corporate governance framework, principles, policies and practices

Compliance Committee
•reviews and monitors significant compliance risk areas and the steps management takes to monitor, control, and report such compliance risk exposures, including technology and cybersecurity
Finance Committee •assists the Board in reviewing and monitoring risks associated with the current and long-range financial policies and strategies of the Company

Management is responsible for managing the risks that the Company faces, identifies material risks facing the Company on an ongoing basis and discusses those risks with the Board or its Committees, as appropriate

32	2025 Proxy Statement

Corporate Governance
Enterprise Risk Management
The Company has established an Internal Audit function responsible for evaluating the adequacy of the Company’s internal control framework and management’s assessment of the effectiveness of internal controls, assessing compliance with the Company’s policies and procedures, reviewing operations to ascertain whether results are consistent with established objectives and operating effectively, and assessing and reporting on the Company’s operational and financial risk, among other things. The Internal Audit function reports directly into the Audit Committee and provides the Audit Committee with an independent view of the Company’s internal controls framework and management’s assessment of the effectiveness of internal controls over financial reporting.

Cybersecurity
  Cybersecurity risk management is a vigilant, proactive priority across our organization.
  Protecting the Company’s systems and our data from cyberattacks and unintentional or malicious breaches is a priority for the Company’s Board and management.
  The Board and management actively oversee the management of cybersecurity risks through our enterprise risk management programs.
  The Compliance Committee also reviews and monitors compliance risks related to information security and cybersecurity, including the steps management takes to monitor, control and report such compliance risk exposures.

Environmental, Social and Governance (ESG)
  Environmental, Social and Governance issues and initiatives are a priority for the Board and management.
  Our Board has overall accountability for the Company’s ESG performance, risk management and strategic direction, and may delegate responsibility for reviewing ESG initiatives and performance.
  Board committees and management report to the Board on ESG matters, strategy and risk management.
  The Nominating and Corporate Governance Committee oversees and is responsible for reviewing and reporting to the Board on the Company’s ESG policies, practices, goals and programs.

Human Capital Management (HCM)
  We believe our ability to attract, develop and retain the most qualified candidates in all areas of our business is critical to our future success and growth, and we strive for a well-balanced and diverse workforce.
  We prioritize and continue to invest in helping our employees grow professionally in their career. We offer a combination of interactive professional development trainings, access to on demand online courses through our learning management system, and group learning programs.
  We use an annual employee engagement survey to inform the ongoing development of our employee programs and resources. The survey reflects questions to gauge employee sentiments toward current trends and issues including company direction and strategy, communication by management, individual development, team culture, and overall satisfaction. With the information provided by the annual engagement survey, leadership is provided key insights and valuable feedback which we continue to implement in our Company-wide action plans with the intent to focus on key areas to prioritize, enhance, and drive continued increase in employee engagement, learning and development, and professional growth for our employees.

2025 Proxy Statement	33

Corporate Governance
CEO and Management Succession Planning
The Chairman of the Board conducts the Chief Executive Officer’s annual performance review leveraging input from all Directors of the Board.
The Chief Executive Officer prepares, and the Board reviews, on an annual basis, an emergency short-term succession contingency plan should an unforeseen event, such as death or disability, occur that prevents the Chief Executive Officer from continuing to serve.
Other Governance Policies and Practices
Governance Guidelines
The Corporate Governance Guidelines are reviewed periodically by the Nominating and Corporate Governance Committee, and the Board makes changes when appropriate based on recommendations from the Committee. The Corporate Governance Guidelines were most recently amended on August 12, 2022. A copy of the Corporate Governance Guidelines is posted on our website at www.cantaloupe.com. The Board annually reviews the Company’s corporate governance policies and practices in light of the requirements of applicable law and the listing standards of Nasdaq.
Among other things, our Corporate Governance Guidelines provide that (i) directors who are not independent may not serve on the boards of more than one other public company in addition to the Board and (ii) independent directors may not serve on the Boards of more than four other public companies in addition to the Board.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees. The Code of Conduct is posted on our website at www.cantaloupe.com. The Board must grant any waiver from a provision of the Code of Conduct to any executive officer or director, and any such waiver will be disclosed as required by law or stock market regulation.
Certain Relationships and Related Party Transactions
We have adopted a formal written policy, which is set forth in our Audit Committee Charter, that our Audit Committee review and approve all related-party transactions, defined by, or those transactions required to be disclosed under, Item 404 of Regulation S-K. Executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 is considered a “related party transaction” and must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
In addition, under our Code of Business Conduct and Ethics, our executive officers and directors have a responsibility to disclose any transaction or relationship that reasonably could be expected to interfere with their exercise of independent judgment or materially impair the performance of their responsibilities to our Board, which shall be responsible for reviewing such transaction or relationship and determining whether any action needs to be taken.

34	2025 Proxy Statement

Corporate Governance
Other Transactions with Related Persons
In determining director independence, our Board reviews other transactions with related persons. As required by Item 407(a)(3) of Regulation S-K, our Board considered the following transaction in evaluating Mr. Passilla’s independence:
Mr. Passilla serves as a strategic advisor to Optimized Payments, Inc. (“Optimized”), a consulting firm that we utilize for payments analytics and advisory services. The Company uses these services in analysis, comparison and negotiation of our interchange and other processing fees charged by payment processors and credit card networks. As consideration for the services, we pay the consulting firm a subscription fee, as well as success fee for certain savings realized by the Company. Mr. Passilla does not have a material interest in the Company’s arrangement with Optimized. Mr. Passilla’s aggregate ownership interest in Optimized is less than 10% and, in accordance with Item 404, the Board determined that Mr. Passilla did not have a direct or indirect material interest in the transaction. The company paid $0.2 million and $0.4 million to Optimized for the years ended June 30, 2024 and 2023, respectively.
In addition, the Board considered Mr. Harris’ role as an advisor to the Company from August 2020 until February 2022, and has determined that such prior affiliations and relationships would not interfere with his ability to exercise independent judgment in carrying out his responsibilities as a director of the Company.
Shareholder Communications with the Board of Directors
Our Board has established a formal process for shareholders to send communications to the Board or individual directors. Shareholders may send communications to the Board or individual directors by e-mail at corporatesecretary@cantaloupe.com, or by mail at 101 Lindenwood Drive, Suite 120, Malvern, Pennsylvania 19355, Attn: Corporate Secretary.
All communications submitted under this policy will be received and processed by the Secretary of the Company and submitted to the Board or the requisite individual members of the Board, as appropriate, based on the facts and circumstances outlined in the communication. Communications may also be referred to other departments within the Company or to management rather than to the Board or any of its members. The Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should generally not be furnished to the Board, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, or communications which are primarily commercial in nature. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded from distribution to the Board or any of its members. The Secretary will make available to any non-employee member of the Board any communication that is not distributed to the Board in accordance with the process described above at the director’s request.

2025 Proxy Statement	35

Compensation of Non-Employee Directors
Director Compensation Program
The Compensation Committee annually reviews and recommends for approval to the Board the compensation of the directors. Members of the Board who are not employees of the Company receive cash and equity compensation for serving on the Board, as reviewed and recommended by the Compensation Committee, with subsequent approval thereof by the Board.

Director Compensation Mix	Additional annual cash retainers:

33%
Cash Compensation
67%
Equity Compensation
Annual Cash Retainer: $50,000
Annual Grant of RSUs: ~$100,000*

	Chair of the Board	$35,000
	Audit Committee Chair	$25,000
	Compensation Committee Chair	$10,000
	Compliance Committee Chair	$10,000
	Nominating and Governance Committee Chair	$7,500
	Finance Committee Chair	$7,500
*    vesting on the first anniversary of the grant date (but eligible for prorated vesting upon separation of service for each completed calendar quarter of service following the grant date).
No additional cash retainers are provided for non-Chair service on Board committees, we do not pay our directors meeting attendance fees under the program, and cash retainers are generally payable monthly in arrears.
In addition to these cash retainers, and reflective of the Compensation Committee’s and the Board’s belief that equity compensation is key in linking the interests of our non-employee directors and our executives with those of our shareholders, our non-employee directors are eligible to receive an annual grant of restricted stock units (“RSUs”) worth approximately $100,000, vesting on the first anniversary of the grant date (but eligible for prorated vesting upon separation of service for each completed calendar quarter of service following the grant date). In accordance with this program, each of our non-employee directors serving on the Board as of May 13, 2024 received a grant of 15,699 RSUs.
Stock Ownership Guidelines
The Board has adopted the Stock Ownership Guidelines (the “Guidelines”) for directors and executive officers. Under the Guidelines, the Chief Executive Officer is required to own shares of Common Stock with a value of at least three times his or her base salary, and the Chief Financial Officer and other executive officers are required to own shares of Common Stock with a value of at least one times his or her base salary. The executive officers have five years to attain such level of ownership. Each non-employee director is required to own shares of Common Stock with a value of at least five times the sum of his or her annual cash retainer. Each non-employee director has five years to comply following the commencement of his or her service on the Board. As of the date of this proxy statement, each executive officer and director is in compliance with the applicable stock ownership requirements or is in the applicable grace period for compliance. The Guidelines are posted on our website at www.cantaloupe.com.

36	2025 Proxy Statement

Compensation of Non-Employee Directors
Fiscal Year 2024 Director Compensation
The table below summarizes the compensation of each individual who served as a non-employee director during the fiscal year ended June 30, 2024. In addition, the footnotes below include the outstanding equity awards held by each non-employee director as of June 30, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Douglas G. Bergeron, Chair(2)	$85,000	$100,000	$185,000
Lisa P. Baird(2)	$50,000	$100,000	$150,000
Ian Harris(2)	$50,000	$100,000	$150,000
Jacob Lamm(2)	$57,500	$100,000	$157,500
Michael K. Passilla(2)	$60,000	$100,000	$160,000
Ellen Richey(2)	$60,000	$100,000	$160,000
Anne M. Smalling(2)	$57,500	$100,000	$157,500
Shannon S. Warren(2)	$75,000	$100,000	$175,000
(1)The grant date fair value of the RSU awards shown in this column are computed in accordance with FASB ASC Topic 718. Please see Note 12 (“Stock Based Compensation Plans”) to the Company’s consolidated financial statements for the fiscal year ending June 30, 2024, as filed on Form 10-K with the SEC on September 10, 2024, for further information on how we compute the value of equity awards.
(2)As of June 30, 2024, (i) directors Bergeron, Baird, Lamm, Passilla, Richey, Smalling, and Warren each had 120,000 unexercised stock options outstanding (which were granted on May 21, 2020 and have an exercise price of $ 6.49 per share) and (ii) director Harris had 100,000 unexercised stock options outstanding (which were granted on February 7, 2022 and have an exercise price of $8.02), in each case, with 25% of such options vesting on the first anniversary of the grant date (but eligible for prorated vesting upon separation of service for each completed calendar quarter of service following the grant date), and the remaining 75% of such options vesting in equal quarterly installments over the three-year period following the first anniversary of the grant date. Each of these directors also have 15,699 RSUs that will begin to vest on May 13, 2025, subject to the same prorated vesting described above.

2025 Proxy Statement	37

Certain Information About Management
Executive Officers

Name	Age	Position(s)
Ravi Venkatesan	48	Chief Executive Officer
Scott Stewart	51	Chief Financial Officer
Jeffrey Dumbrell	55	Chief Revenue Officer
Gaurav Singal	46	Chief Technology Officer
Anna Novoseletsky	47	Chief Legal and Compliance Officer and General Counsel
Jared Grachek	37	Chief Accounting Officer
The following is detailed information about each of our executive officers other than Mr. Venkatesan whose biographical information is included under “Proposal 1: Election of Directors” above.

Scott Stewart Chief Financial Officer since February 2022 Age: 51
As Chief Financial Officer, Mr. Stewart oversees the Company’s finance organization, including financial strategy and operations, accounting and financial reporting, planning and analysis, tax, treasury, and investor relations. Prior to becoming Chief Financial Officer, Mr. Stewart served as the Chief Accounting Officer of Cantaloupe from September 2020 until January 2022.
Mr. Stewart joined Cantaloupe after serving 13 years with the Intercontinental Exchange (ICE), which operates exchanges and clearing houses across the globe, such as the New York Stock Exchange (NYSE), and provides data services and technology solutions to financial institutions, investors and corporations. During his time at ICE, Mr. Stewart served in various positions, most recently as Assistant Controller, where his responsibilities included managing and overseeing the production of external financial statements, implementation of new accounting standards, maintaining corporate controls and ensuring SOX compliance across all accounting processes. Following ICE’s acquisition of NYSE, Mr. Stewart supervised the integration of NYSE’s accounting function into ICE’s accounting group, including the transition of employees, consolidation of job functions, roles and responsibilities, and moving the NYSE accounting function from New York to Atlanta. Prior to his employment with ICE, Mr. Stewart was a Senior Auditor at Ernst & Young from 2003 until 2007.
A graduate of Clemson University, Mr. Stewart holds both a Bachelor of Science in Accounting and Master of Professional Accountancy. He is also a certified public accountant.

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Certain Information About Management

Jeffrey Dumbrell Chief Revenue Officer since January 2022 Age: 55
Mr. Dumbrell has over 20 years of experience building and scaling high-performing payments and technology organizations globally.
Prior to joining Cantaloupe, Mr. Dumbrell served as Senior Vice President, Strategic Partnerships at Boost Payment Solutions from July 2021 until December 2021. From 2018 to 2021, Mr. Dumbrell was a partner at Boyden Global and president at SCP Holdings, Inc. From 2013 until 2016, Mr. Dumbrell co-founded and was CEO of PowaPOS, a B2B infrastructure provider of tablet and smartphone-based payments technology for the point-of-sale industry, prior to its sale to SuperCom (Nasdaq: SPCB) in 2016. From 2008 to 2013, Dumbrell served as EVP of Europe, Middle East, Africa and Asia Pacific at VeriFone Systems, Inc. where revenue grew during his tenure from approximately $350 million to over $900 million across 50+ countries. Prior to that role, Dumbrell led VeriFone’s North America effort for five years, growing revenue to over $350 million. While at VeriFone he expanded the company’s highly successful channel partnership relationships in the US, Canada, and throughout Europe and the Middle East.

Gaurav Singal Chief Technology Officer since September 2022 Age: 46
Mr. Singal has over 20 years in experience scaling technology companies and driving product innovation.
Prior to joining Cantaloupe, Singal served as the executive Vice President and Chief Information Officer of the Georgia Lottery Corporation, where he led the organization through a successful digital transformation. His previous experience includes serving as the Chief Product Officer for Last Mile at XPO Logistics, a Vice President of technology at Goldman Sachs, and as a former technology startup founder.
Mr. Singal holds an undergraduate degree in Chemical Engineering from the Indian Institute of Technology at Delhi and a Master’s degree in Computer Science from the University of Illinois, Chicago.

2025 Proxy Statement	39

Certain Information About Management

Anna Novoseletsky Chief Legal and Compliance Officer & General Counsel, Corporate Secretary since January 2023 Age: 47
Ms. Novoseletsky is a seasoned attorney with expertise in global payments, digitization, and e-commerce. Prior to joining Cantaloupe, Ms. Novoseletsky was VP & Associate General Counsel and Head of Legal at Discover Financial Services, where she partnered with senior executives to set strategy within the payments business to evaluate risk on various global business initiatives, focused on corporate governance and regulatory framework of the payments service industry, and was General Counsel for Discover Network, PULSE Network, and Diners Club International.
Ms. Novoseletsky earned her Juris Doctor degree from Northwestern University School of Law and her Bachelor and Master of Laws from the Ukrainian State Law Academy with highest honors. Ms. Novoseletsky is an active member of the Legal Aid Society’s Advisory Board of the Metropolitan Family Services of Chicago and devotes significant time to volunteerism and pro bono work. Previously she practiced at Latham & Watkins LLP, one of the premier global business law firms, where she started her practice focusing on public and private mergers and acquisitions and advising independent directors in conflict-of-interest transactions, and public company representation. Prior to that role, Ms. Novoseletsky started her legal career in Russia and Ukraine, practicing law under the umbrella of a consulting company in Moscow.

Jared Grachek Chief Accounting Officer since May 2023 Age: 37
As Chief Accounting Officer, Mr. Grachek serves as Cantaloupe’s principal accounting officer, overseeing all accounting and financial reporting processes. From April 2021 to May 2023, Mr. Grachek worked as the Controller for Lending Point, a large private equity backed financial technology company, where he was directly responsible for all accounting operations including financial reporting, technical accounting, and tax compliance. From May 2008 to March 2021, Mr. Grachek worked in the audit practice at the accounting firm Ernst & Young where he served public and private companies in the financial technology and capital markets industries. Mr. Grachek is a financial professional with more than fifteen years of combined industry and public accounting (Big 4) experience supporting SEC registrants and rapidly growing private companies externally though audit and consulting engagements and internally through the controllership function.
Mr. Grachek earned his Master's in Business Administration from Emory University Goizueta Business School, his Master of Science in Accountancy from the University of Notre Dame - Mendoza College of Business and his Bachelor of Business Administration in Finance from the University of Georgia -Terry College of Business. Mr. Grachek is also a Certified Public Accountant.

There are no family relationships among our directors or executive officers.

40	2025 Proxy Statement

Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers

As required by Section 14A of the Exchange Act, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say-on-pay”). At the 2024 Annual Meeting of Shareholders held on November 30, 2023, our shareholders expressed support for the Company’s fiscal 2023 NEO compensation programs, with our advisory “say-on-pay” vote receiving over 96% support.
We are asking our shareholders to indicate their support and approval for our named executive officer compensation, as described under the Compensation Discussion and Analysis section of this proxy statement, including the tables that follow which describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and the tables that follow.
The Board recommends that shareholders approve, on an advisory basis, the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders, is hereby approved. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders, and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider any shareholder’s concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.”
The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote, and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with any fractional vote being rounded to the nearest whole number) is required for approval of this proposal.

The Board of Directors recommends that you vote, on an advisory basis, “FOR” the proposal to approve the compensation of the named executive officers.

2025 Proxy Statement	41

Compensation Discussion & Analysis
The following Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in the compensation actions and decisions for our named executive officers during fiscal 2024. The CD&A should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.
Our Compensation Committee has been actively restructuring our compensation programs since fiscal 2022 and through fiscal 2024 to accommodate changes in our management team and to design and implement a program that the Compensation Committee believes aligns with the Company’s long-term strategic plan, reflects our pay-for-performance philosophy, encourages retention of key executives, and increases alignment between the interests of our executives and our shareholders.
Our Named Executive Officers
During fiscal 2024, our named executive officers (“NEOs”) were as follows:

Ravi Venkatesan Chief Executive Officer	Scott Stewart Chief Financial Officer	Jeffrey Dumbrell Chief Revenue Officer	Gaurav Singal Chief Technology Officer	Anna Novoseletsky Chief Legal and Compliance Officer

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Compensation Discussion & Analysis
CD&A At-A-Glance
Fiscal Year 2024 Compensation Highlights
Elements of Compensation
The components of our NEO compensation program are summarized in the below table, and more detailed discussions of each component follow:

Element	Key Characteristics	Why We Pay this Element	How We Determine

Base Salary	•Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	•Provide a base level of competitive cash compensation for executive talent.	•Experience, job scope, and individual performance. •Market and peer data.

Annual Bonus	•Variable compensation component payable in cash based on performance as compared to Company and/or individual performance goals.	•Motivate and reward executives for performance on key operational, financial, and personal measures during the year.
•Organizational and/or individual performance. Discretionary bonuses are based on various factors, including past performance.
•Market and peer data.
•2024 Financial Goals Based on: Revenue, Adjusted EBITDA, Monthly Recurring Revenue Growth.

Equity Awards	•Variable compensation component payable in restricted stock, restricted stock units, and/or stock options.	•Alignment of long-term interests of management and shareholders and retention of executive talent.	•Organizational and/or individual performance. •Outstanding Performance-Based Options Goals Based on: Share Price.

Perquisites and Other Personal Benefits	•Provide basic competitive health, welfare, and 401(k) benefits.	•Provide market-standard benefits programs to our workforce.	•Periodic review of benefits provided generally to all employees.

2025 Proxy Statement	43

Compensation Discussion & Analysis
Incentive Plan Performance
Annual bonuses for fiscal year 2024 were awarded based on the achievement of predetermined corporate goals and the Board of Directors discretionary evaluation (discretion made up 20% of the predetermined corporate goals). The corporate goals were based on the Company’s Adjusted EBITDA (35%), Revenue (25%), Monthly Recurring Revenue Growth (20%), as detailed in the table below:
Annual Bonus

Revenue ($)	Adjusted EBITDA ($)(1)	Monthly Recurring Revenue Growth (%)(2)

Performance-Based Options
(1)We define Adjusted EBITDA as U.S. GAAP net income before (i) interest income on cash and leases, (ii) interest expense on debt and sales tax reserves, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, (vii) fees and charges, net of reimbursement from insurance proceeds, that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, (viii) one-time project expense, one-time severance expenses, and infrequent integration and acquisition expense, and (ix) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations including asset impairment charges, and gain on extinguishment of debt.
(2)We define Monthly Recurring Revenue Growth as the increase in revenue generated from subscription services during the fiscal year and use this metric as we believe it appropriately incentivizes our NEOs to achieve sustainable growth, which setting challenging goals that, if achieved, will deliver value to our shareholders.
Fiscal Year 2024 Say on Pay Results

At the 2024 Annual Meeting of Shareholders held on November 30, 2023, over 96% of our shareholders expressed support for the Company’s fiscal 2023 NEO compensation programs through our advisory “say-on-pay” vote. We believe that this strong show of support reflects the evolution of our compensation programs to fit our new go-forward strategy, and our Compensation Committee’s increased emphasis of equity-based compensation to further link our executive compensation programs with shareholder interests and provide attractive equity growth opportunities to continue to attract and retain key talent, all in line with our pay-for-performance philosophy.

As our executive compensation programs continue to evolve, our Compensation Committee values shareholder feedback, and will consider any shareholder suggestions and commentary related to our compensation practices and structures, whether through our annual “say-on-pay” votes or otherwise.

44	2025 Proxy Statement

Compensation Discussion & Analysis
Our Compensation Philosophy
The Company’s compensation philosophy is designed to attract and retain key executives responsible for our success, reflect pay-for-performance, and align management’s interests with the creation of long-term shareholder value. The Compensation Committee believes that these goals are best accomplished by tying a significant portion of compensation to the achievement of performance goals and equity incentives.

Emphasis on Equity Awards
In particular, the Compensation Committee believes that equity awards are an essential component of an effective compensation program because they provide a direct link between our shareholders’ interests and our employees, executive officers, directors, and advisors. The Compensation Committee - and the Board - believe that this link is key to the future success of the Company and have been working to implement changes in the Company’s compensation programs to emphasize equity compensation. A more prominent role for equity compensation in our programs also enhances equity ownership in the Company by our employees, executive officers, and directors, which our Compensation Committee and Board believe is essential to increasing shareholder alignment. The Compensation Committee firmly believes that the Company can best attract and retain key talent by providing attractive “upside” growth opportunity if our leadership succeeds in improving our Company’s past performance, which is directly aligned with our shareholder interests. For further information on our equity award program for our NEOs, please see the below discussion under “-Equity Awards.”

Other elements of our compensation program include base salary, annual bonuses, and limited perquisites. For more information, please see the below discussion under “Elements of Compensation.”
Compensation Process
Roles and Responsibilities

Compensation Committee	Chief Executive Officer	Compensation Consultant
The Compensation Committee is responsible for annually reviewing and recommending to the Board for approval the corporate goals and objectives relevant to the compensation of the executive officers of the Company, evaluating the executive officers’ performance in light of those goals and objectives, and recommending for approval to the Board the executive officers’ compensation levels based on this evaluation.

From time to time, the Compensation Committee may seek input and recommendations from the Chief Executive Officer regarding the compensation of other executive officers; however, the Chief Executive Officer is not present during voting or deliberations on his compensation.

Our Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon PLC (“Aon”), otherwise known as McLagan, as its executive compensation consultant beginning during fiscal year 2022. In this capacity, Aon advised the Compensation Committee on the structure and design of our executive compensation program, including the amount and mix of compensation for fiscal years 2022, 2023, and 2024, on the Company’s comparative peer group, and director compensation.

2025 Proxy Statement	45

Compensation Discussion & Analysis
Market Analysis
Our peer group was selected based on industry relevancy with revenue and market capitalization metrics utilized to ensure appropriate size comparisons. The peer group approved and used by the Compensation Committee during fiscal year 2024 was made up of these 16 companies:

Atlanticus Holding Corporation AvidXchange Holdings, Inc. Bakkt Holdings, Inc. Cardlytics, Inc. Cass Information Systems, Inc. CoreCard Corporation	CPI Card Group, Inc. Flywire Corporation i3 Verticals, Inc. International Money Express, Inc. PAR Technology Corporation	PaySign, Inc. Priority Technology Holdings, Inc. Repay Holdings Corporation Sezzle, Inc. Usio, Inc.

Cantaloupe vs Peer Group
    Cantaloupe position
Aon provided the Compensation Committee with comparative analyses based on (1) proxy data from Cantaloupe’s identified peer group and (2) industry data from Aon’s proprietary surveys. Market data is used as a reference point and is only one factor in the Compensation Committee’s overall assessment process. Executive compensation levels at Cantaloupe are not directly tied to any specific “benchmark” or other comparative market level. While Aon reports to the Compensation Committee, it also works with the Company’s Human Resources department and senior management to facilitate Compensation Committee work. Representatives of Aon attended and presented its study results, by video conference, to a meeting of the Compensation Committee.
The Compensation Committee considered factors relevant to Aon’s independence under SEC and Nasdaq rules and has determined that Aon is independent under these factors.

46	2025 Proxy Statement

Compensation Discussion & Analysis
Fiscal Year 2024 Executive Compensation
The summary below represents the Company’s 2024 executive compensation overview. See “Executive Officer Employment Arrangements on page 53 for more information.
Base Salary

NEO	Fiscal 2024 Beginning-of-Year Annual Base Salary	Fiscal 2024 End-of-Year Annual Base Salary	% Increase
Mr. Venkatesan	$450,000	$450,000	—
Mr. Stewart	$386,400	$400,000	3.50%
Mr. Dumbrell	$386,400	$400,000	3.50%
Mr. Singal	$350,000	$362,250	3.50%
Mrs. Novoseletsky	$325,000	$325,000	—
Base salary is the fixed component of our NEOs’ annual cash compensation and is set with the goal of attracting and retaining talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. The Compensation Committee reviews our NEOs’ base salaries on an annual basis. Base salaries are intended to reflect an individual’s level of responsibility and performance; however, the Compensation Committee also considers changes in duties and responsibilities, our business and financial results, and its knowledge of market practices in setting and adjusting base salaries.

2025 Proxy Statement	47

Compensation Discussion & Analysis
Annual Bonus
Performance-based annual cash bonuses based on achievement of pre-established performance goals provide NEOs with an opportunity to receive additional cash compensation based on their performance and Company results, including the achievement of pre-determined Company and/or individual performance goals. Although the Compensation Committee intends that our annual bonus program should primarily rely on pre-established performance metrics and goals, the Compensation Committee also retains flexibility to include discretionary elements in our program so that the program may be adapted to adequately suit its retentive purpose and reflect performance that may not be adequately captured in pre-established, objective metrics.
Annual bonuses for fiscal year 2024 were awarded based on the achievement of predetermined corporate goals and the Board of Directors discretionary evaluation (discretion made up 20% of the predetermined corporate goals). The corporate goals were based on the Company’s Adjusted EBITDA (35%), Revenue (25%), and Monthly Recurring Revenue Growth (20%), as detailed in the table below:

	Weight	Rationale
Adjusted EBITDA ($)	35%	These metrics appropriately incentivized our NEOs to achieve sustainable growth in fiscal year 2024, while setting challenging goals that, if achieved, would deliver value to our shareholders.
Revenue ($)	25%
Monthly Recurring Revenue Growth (%)	20%
Board Discretion (%)	20%	-

Adjusted EBITDA (35%)	x	Revenue (25%)	x	Monthly Recurring Revenue Growth (20%)	x	Board Discretion (20%)	=	Annual Bonus Payout

See “Executive Officer Employment Arrangements” on page 53 for more information.
Achievement below the Minimum level as established in the below table would result in a “Percent Achieved” of 0% for the applicable metric. Achievement at the Target level would result in a “Percent Achieved” of 100% for the applicable metric. And achievement at the Maximum level would result in a “Percent Achieved” of 130% for the applicable metric. Each metric was capped at a “Percent Achieved” of 130%. Payouts are interpolated on a linear basis for achievement between the levels set forth in the table. The Compensation Committee selected the Adjusted EBITDA, Revenue, and Monthly Recurring Revenue Growth (the increase in revenue generated from subscription services during the fiscal year) metrics because it believed that these metrics appropriately incentivized our NEOs to achieve sustainable growth in fiscal year 2024, while setting challenging goals that, if achieved, would deliver value to our shareholders. Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons, which we believe makes it appropriate to use for our incentive compensation plans. We define Adjusted EBITDA as U.S. GAAP net income before (i) interest income on cash and leases, (ii) interest expense on debt and sales tax reserves, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, (vii) fees and charges, net of reimbursement from insurance proceeds, that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, (viii) one-time project expense, one-time severance expenses, and infrequent integration and acquisition expense, and (ix) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations including asset impairment charges, and gain on extinguishment of debt.

48	2025 Proxy Statement

Compensation Discussion & Analysis
Financial Goals and Achievement
Based on the actual achievement of each metric in fiscal year 2024 described below, the Compensation Committee calculated an overall achievement on the fiscal 2024 corporate goals of 76.55%, as detailed in table below:

Performance Metric	Minimum	Target	Maximum	Percent Achieved	Weighting	Weighted Percent Achieved
Adjusted EBITDA ($)				122.82%		42.77%
Revenue ($)				0.00%		0.00%
Monthly Recurring Revenue Growth (%)				82.30%		16.45%
Board Discretion (%)				86.67%		17.33%
Total Corporate Percent Achieved						76.55%
No personal achievement levels were determined for each of our NEO’s in fiscal year 2024 as each NEO’s annual target bonus opportunity is equal to a percentage of their base salary, based on the achievement of corporate performance goals. The individual performance goals for each of our NEOs were primarily focused on projects and initiatives within the functional areas of each NEO to support the accomplishment of corporate goals.

2025 Proxy Statement	49

Compensation Discussion & Analysis
Fiscal Year 2024 Annual Bonuses
Based on the results achieved above, fiscal year 2024 bonuses earned by each of our NEOs we calculated as set forth in the below table (and in the “Summary Compensation Table” below).

Name	Weight of Corporate Portion	Total Percentage Achieved (A)	Target Bonus (B)	Fiscal 2024 Annual Bonus (A x B)
Ravi Venkatesan	100%	76.55%	450,000	344,475
Scott Stewart	100%	76.55%	200,000	153,100
Jeffrey Dumbrell	100%	76.55%	200,000	153,100
Gaurav Singal	100%	76.55%	181,125	138,651
Anna Novoseletsky	100%	76.55%	162,500	124,394
Equity Awards
Our equity awards to our NEOs primarily reflect initial awards in connection with hires and promotions, as opposed to awards granted under a general annual program.

Rationale
Stock Options	We believe stock options motivate executives to build long-term shareholder value and help the Company to retain executive talent.
Restricted Stock Units (RSUs)	We believe RSUs provide an appropriate focus on NEO retention and establish strong alignment with long-term stockholder interests through performance-based payouts, and further align our long-term incentive program to with the companies in our peer group.
As described above, our Compensation Committee believes that equity awards are an essential component of an effective compensation program, because they provide a direct link between our shareholders’ interests and our employees, executive officers, directors, and advisors. Our Compensation Committee is therefore focused on emphasizing the important of equity compensation awards in setting executive compensation. Each NEO’s outstanding equity awards are described in further on the following page.

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Compensation Discussion & Analysis
Equity Awards Granting
Ravi Venkatesan

Fiscal Year	Grant

2022	•On November 8, 2021, Mr. Venkatesan was granted 200,000 options with an exercise price of $11.21, which are eligible to vest in three equal installments on the anniversary of the grant date.

2023
•On August 11, 2022, Mr. Venkatesan was awarded a grant of 12,011 RSUs, which vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Venkatesan’s continued employment through each such vesting date.
•In connection with his appointment to Chief Executive Officer, Mr. Venkatesan was granted the option to purchase 800,000 options pursuant to the Company’s 2018 Equity Incentive Plan, to be vested equally on the first four anniversaries of October 1, 2022, which are subject to the terms of the award agreement and contingent on the approval of additional shares in the Second Amendment to the Company’s 2018 Equity Incentive Plan.

2024
•On August 4, 2023, Mr. Venkatesan was awarded a grant of 32,904 RSUs, which vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Venkatesan’s continued employment through each such vesting date.

Scott Stewart

Fiscal Year	Grant

2022
•Mr. Stewart was awarded a grant of 100,000 stock options on November 8, 2021, with an exercise price of $11.21, which are eligible to vest in three equal installments on the anniversary of the grant date.
•Mr. Stewart was appointed Chief Financial Officer effective February 4, 2022, in connection to the retirement of Mr. Jackson and in connection with this appointment, Mr. Stewart was awarded a grant of 175,000 stock options on February 7, 2022 with an exercise price of $8.02 which are eligible to vest equally on February 1, 2023, February 1, 2024, and February 1, 2025.

2023
•On August 11, 2022, Mr. Stewart was awarded a grant of 11,260 RSUs and 225,000 options, which each vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Stewart’s continued employment through each such vesting date.

2024
•On August 4, 2023, Mr. Stewart was awarded a grant of 16,952 RSUs, which vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Stewart’s continued employment through each such vesting date.

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Compensation Discussion & Analysis
Jeff Dumbrell

Fiscal Year	Grant

2022
•In connection with our hiring of Mr. Dumbrell as our Chief Revenue Officer, Mr. Dumbrell was awarded an initial grant of 330,000 stock options on December 22, 2021, with an exercise price of $8.11 per share, which are eligible to vest as follows: (i) 100,000 of the options are eligible to vest in three equal annual installments on the first three anniversaries of the December 22, 2022 date and (ii) the remaining 230,000 of the options are eligible to vest in three equal installments on each of December 22, 2022, December 22,2023, and December 22, 2024 subject to the achievement of performance goals for the fiscal year ending on each such date and in each case subject to Mr. Dumbrell’s continued employment through the applicable vesting date. On January 27, 2021, these goals were established by the Compensation Committee as the same goals applicable to Mr. Venkatesan’s performance-based options described above.

2023
•On August 12, 2022, Mr. Dumbrell was awarded a grant of 11,260 RSUs and 225,000 options, which each vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Dumbrell’s continued employment through each such vesting date.

2024
•On August 4, 2023, Mr. Dumbrell was awarded a grant of 16,952 RSUs, which vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Dumbrell’s continued employment through each such vesting date.

Gaurav Singal

Year	Grant

2023
•In connection with our hiring of Mr. Singal as our Chief Technology Officer, Mr. Singal was awarded an initial grant of 200,000 stock options on October 27, 2022 with an exercise price of $3.27 per share, which are eligible to vest as follows: eligible to vest in three equal annual installments on the first three anniversaries of the October 27, 2022 dates and in each case subject to Mr. Singal’s continued employment through the applicable vesting date.

2024
•On August 4, 2023, Mr. Singal was awarded a grant of 15,355 RSUs, which vest in three equal installments on each of anniversary of the grant date, generally subject to Mr. Singal’s continued employment through each such vesting date.

Anna Novoseletsky

Year	Grant

2024
•In connection with our hiring of Ms. Novoseletsky as our Chief Legal and Compliance Officer, Ms. Novoseletsky was awarded an initial grant of 100,000 stock options on January 24, 2023, with an exercise price of $5.19 per share, which are eligible to vest as follows: eligible to vest in three equal annual installments on the first three anniversaries of the January 24, 2023 dates and in each case subject to Ms. Novoseletsky’s continued employment through the applicable vesting date.
•On August 4, 2023, Ms. Novoseletsky was awarded a grant of 14,258 RSUs, which vest in three equal installments on each of anniversary of the grant date, generally subject to Mrs. Novoseletsky’s continued employment through each such vesting date.

Executive Perquisites and Other Benefits
Perquisites do not make up a significant portion of NEO compensation. Our NEOs are generally entitled to participate in the health care coverage, group insurance, and other employee benefits (e.g., 401(k) plan) broadly available to our other employees.

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Compensation Discussion & Analysis
Executive Officer Employment Arrangements
Our NEOs are party to employment arrangements or offer letters with us. Certain of these arrangements provide our NEOs with severance protection in the case of a termination without “cause” or, in certain cases, a resignation for “good reason,” which in certain cases is enhanced if such termination occurs in connection with a “change of control.” The Compensation Committee believes that a market level of severance protection allows our NEOs to focus on performing their day-to-day tasks and enhancing value for our shareholders without fearing a loss of financial security as a result of a termination (or constructive termination). These employment arrangements are described in further detail below; for more information, please also see the “Summary Compensation Table” on page 57 and the discussion of “Potential Payments upon Termination or Change of Control” on page 60.
Venkatesan Employment Agreement
Mr. Venkatesan entered into an offer letter with us in connection with this appointment as Chief Executive Officer, amending in part the Original Venkatesan Employment Agreement, to be effective as of September 30, 2022 (the “Promotion Letter” and together with the Original Venkatesan Employment Agreement, the “Venkatesan Employment Agreement”). Pursuant to the Promotion Letter, Mr. Venkatesan’s initial annual base salary was set at $450,000, his annual incentive bonus target is 100% of his base salary, and beginning with the fiscal year ending June 30, 2023, his annual equity grant has a target of 50% of his base salary.
If Mr. Venkatesan is terminated by us without “cause,” or resigns his employment for “good reason,” then, subject to his execution of a release of claims and continued compliance with the covenants in his employment agreement, Mr. Venkatesan is eligible to receive a severance package consisting of 6 months of continued base salary and up to a 6-month COBRA subsidy. However, if such termination occurs within 24 months following a “change of control,” then Mr. Venkatesan will instead be provided a lump sum payment equal to his base salary plus last annual bonus paid in the fiscal year completed prior to such termination. Under the Venkatesan Employment Agreement, if Mr. Venkatesan becomes entitled to receive payments or benefits that would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits would be reduced such that the excise tax does not apply, unless Mr. Venkatesan would be better off on an after-tax basis receiving all of the payments and benefits and paying the applicable excise tax.
The Venkatesan Employment Agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as a well as a non-compete, non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and for two years following any termination.

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Compensation Discussion & Analysis
Stewart Offer Letter
Mr. Stewart entered into an offer letter with us in connection with his appointment as our Chief Accounting Officer effective as of September 15, 2020. In connection with his appointment as our Chief Financial Officer, the Company entered into an employment agreement with Mr. Stewart effective February 4, 2022 pursuant to which he will receive an initial annual base salary of $360,000 and be eligible to earn an annual incentive bonus with a target opportunity equal to 50% of his base salary pursuant to the terms of the Company’s annual incentive plan.
If Mr. Stewart is terminated by us without “cause,” or resigns his employment for “good reason,” then, subject to his execution of a release of claims and continued compliance with the covenants in his employment agreement, Mr. Stewart is eligible to receive a severance package consisting of 6 months of continued base salary and up to a 6-month COBRA subsidy. However, if such termination occurs within 24 months following a “change of control,” then Mr. Stewart will instead be provided a lump sum payment equal to his base salary plus last annual bonus paid in the fiscal year completed prior to such termination. Under Mr. Stewart’s employment agreement, if Mr. Stewart becomes entitled to receive payments or benefits that would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits would be reduced such that the excise tax does not apply, unless Mr. Stewart would be better off on an after-tax basis receiving all of the payments and benefits and paying the applicable excise tax.
Mr. Stewart’s employment agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as a well as a non-compete, non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and for two years following any termination.
Dumbrell Offer Letter
Mr. Dumbrell entered into an offer letter with us in connection with his appointment as our Chief Revenue Officer effective as of December 22, 2021 pursuant to which he will receive an initial annual base salary of $360,000 and be eligible to earn an annual incentive bonus with a target opportunity equal to 50% of his base salary pursuant to the terms of the Company’s annual incentive plan.
If Mr. Dumbrell is terminated by us without “cause,” and subject to his execution of a general release of claims and separation agreement, Mr. Dumbrell is eligible to receive a severance package consisting of 6 months of continued base salary.
Mr. Dumbrell’s offer letter contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as a well as a non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and during any severance period following any termination.
Singal Offer Letter
Mr. Singal entered into an offer letter with us in connection with his appointment as our Chief Technology Officer effective as of October 27, 2022 pursuant to which he will receive an initial annual base salary of $350,000 and be eligible to earn an annual incentive bonus with a target opportunity equal to 50% of his base salary pursuant to the terms of the Company’s annual incentive plan, and pro-rated from the effective date through the end of the fiscal year 2023.
If Mr. Singal is terminated by us without “cause,” and subject to his execution of a general release of claims and separation agreement, Mr. Singal is eligible to receive a severance package consisting of 6 months of continued base salary over a six month period in accordance with CTLP’s regular employee practices and would be subject to standard and customary payroll deductions.

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Compensation Discussion & Analysis
Novoseletsky Offer Letter
Ms. Novoseletsky entered into an offer letter with us in connection with her appointment as our Chief Legal and Compliance Officer effective as of January 17, 2023 pursuant to which she will receive an initial annual base salary of $325,000 and be eligible to earn an annual incentive bonus with a target opportunity equal to 50% of her base salary pursuant to the terms of the Company’s annual incentive plan, and pro-rated from the effective date through the end of the fiscal year 2023.
If Ms. Novoseletsky is terminated by us without “cause,” and subject to her execution of a general release of claims and separation agreement, Ms. Novoseletsky is eligible to receive a severance package consisting of 6 months of continued base salary over a six month period in accordance with CTLP’s regular employee practices and would be subject to standard and customary payroll deductions.
Compensation Policies and Practices
Stock Ownership Guidelines
As described above, the Compensation Committee believes that equity ownership in the Company by our executive officers is essential to increasing shareholder alignment. The Company’s Stock Ownership Guidelines support this belief by providing that the Chief Executive Officer is required to hold Common Stock with a value equal to a multiple of three times his base salary and our Chief Financial Officer and other executive officers are required to hold Common Stock with a value equal to his or her base salary. Each executive officer has five years to satisfy the applicable guideline following his or her appointment as an executive officer. As of the date hereof, each of our NEOs who remain employed with us are in compliance with the policy or are in the grace period for compliance.
For purposes of these guidelines, “shares” include shares owned by the executive officer or by such person’s immediate family members residing in the same household (including shares held in trust for the benefit of the foregoing), and include unvested restricted stock awards (but not unexercised stock options).
Clawback Policy
In October 2023, our Board adopted a new Clawback Policy that complies with Section 10D of the Exchange Act and the new Nasdaq listing standards. Under the policy, which applies to the Company’s current and former Section 16 officers, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to very limited exceptions. Recovery is triggered in the event that the Company is required to prepare an accounting restatement that correct errors that are material to previously issued financial statements, as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period. The policy does not provide for enforcement discretion by the Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.

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Compensation Discussion & Analysis
Anti-Hedging and Insider Trading Policy
Our Anti-Hedging Policy prohibits our employees, officers, and directors from engaging in any hedging or similar transactions with respect to the Company’s securities, including through the establishment of a short position in the Company’s securities, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of the Company’s securities.
Effective September 2024, we adopted a new Insider Trading policy to adopt industry best practices. Our Insider Trading Policy prohibits employees, officers, and directors who are in possession of material, non-public information about the Company from trading in the Company’s securities, as well as communicating such information to others who might trade on the basis of that information.
Our Anti-Heding and Insider Trading policies can both be found in our Corporate Governance documents at https://cantaloupeinc.gcs-web.com/corporate-governance.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report for the fiscal year ended June 30, 2024 filed with the SEC.
Compensation Committee
Michael K. Passilla (Chair)
Lisa P. Baird
Douglas Bergeron

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Executive Compensation Tables and Related Disclosures
Summary Compensation Table
The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2024, 2023, and 2022, to each of our fiscal year NEOs. For further information regarding the Company’s fiscal 2024 compensation program for our NEOs, please refer to the discussion above under “-Elements of Compensation” and “-Executive Employment Agreements.”

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(5)	Total
Ravi Venkatesan Chief Executive Officer	2024	$450,000	$244,148	$—	$344,475	$7,615	$1,046,238
	2023	$434,003	$80,233	$1,856,000	$420,389	$11,909	$2,802,534
	2022	$367,519	$105,000	$1,282,000	$126,530	$2,363	$1,883,412
Scott Stewart Chief Financial Officer	2024	$394,386	$125,784	$—	$153,100	$20,396	$693,666
	2023	$377,723	$75,217	$902,250	$206,386	$13,741	$1,575,317
	2022	$311,764	$55,000	$1,185,050	$115,434	$2,215	$1,669,463
Jeffrey Dumbrell(6) Chief Revenue Officer	2024	$394,386	$125,784	$—	$153,100	$9,958	$683,228
	2023	$377,723	$75,217	$902,250	$206,386	$10,598	$1,572,174
Gaurav Singal(7) Chief Technology Officer	2024	$359,894	$113,934	$—	$138,651	$15,888	$628,367
	2023	$275,962	$—	$406,000	$158,244	$4,577	$844,783
Anna Novoseletsky(8) Chief Legal and Compliance Officer & General Counsel	2024	$325,000	$105,794	$—	$124,394	$13,946	$569,134
	2023	$143,044	$—	$317,000	$73,470	$1,739	$535,253
(1)In fiscal 2024, this column includes (i) the salary paid to Messrs. Venkatesan, Stewart, Dumbrell, Singal and Ms. Novoseletsky.
(2)Represents bonus amounts accrued as of June 30, 2024 and paid subsequent to fiscal year end based on respective employment agreements and achievement of corporate targets set by the Board.
(3)The grant date fair value of the stock awards shown in this column are computed in accordance with FASB ASC Topic 718. Please see Note 12 (“Stock Based Compensation Plans”) to the Company’s consolidated financial statements for the fiscal year ending June 30, 2024, as filed on Form 10-K with the SEC on September 10, 2024 for further information on how we compute the value of equity awards, and refer to the discussion above under “Elements of Compensation-Equity Awards” for further information on our equity program.
(4)The grant date fair value of the stock option awards shown in this column are computed using a Black-Scholes model for time vesting awards and Monte Carlo simulation model for performance based awards in accordance with FASB ASC Topic 718. Please see Note 12 (“Stock Based Compensation Plans”) to the Company’s consolidated financial statements for the fiscal year ending June 30, 2024, as filed on Form 10-K with the SEC on September 10, 2024 for further information on how we compute the value of equity awards.
(5)During fiscal 2024, represents matching 401(k) plan contributions for each individual.
(6)Mr. Dumbrell commenced employment as our Chief Revenue Officer in January 2022.
(7)Mr. Singal commenced employment as our Chief Technology Officer in September 2022.
(8)Ms. Novoseletsky commenced employment as our Chief Legal and Compliance Office and General Counsel in January 2023.

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Executive Compensation Tables and Related Disclosures
Grants of Plan-Based Awards
The table below summarizes the amounts of awards granted to our NEOs during the fiscal year ended June 30, 2024:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards $/Sh	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ravi Venkatesan	2024 Annual Bonus	315,000	450,000	585,000	—	—	—	—	—	—	—
	8/4/2023(1)	—	—	—	—	32,904	—	32,904	—	—	244,148
Scott Stewart	2024 Annual Bonus	140,000	200,000	260,000	—	—	—	—	—	—	—
	8/4/2023(1)	—	—	—	—	16,952	—	16,952	—	—	125,784
Jeffrey Dumbrell	2024 Annual Bonus	140,000	200,000	260,000	—	—	—	—	—	—	—
	8/4/2023(1)	—	—	—	—	16,952	—	16,952	—	—	125,784
Gaurav Singal	2024 Annual Bonus	127,000	181,000	235,000	—	—	—	—	—	—	—
	8/4/2023(1)	—	—	—	—	15,355	—	15,355	—	—	113,934
Anna Novoseletsky	2024 Annual Bonus	114,000	163,000	211,000	—	—	—	—	—	—	—
	8/4/2023(1)	—	—	—	—	14,258	—	14,258	—	—	105,794
(1)Restricted stock units granted on August 4, 2023 for each officer, vest in three equal installments on each anniversary of August 4, 2023.

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Executive Compensation Tables and Related Disclosures
Outstanding Equity Awards at Fiscal Year-End
The following table shows information regarding unexercised stock options and unvested equity awards held by our NEOs as of June 30, 2024:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Ravi Venkatesan(2)	295,500	—	—	$9.44	12/4/2027	44,264	292,140
	133,334	66,666	—	$11.20	11/8/2028	—	—
	200,000	600,000	—	$3.48	10/1/2029	—	—
Scott Stewart(3)	123,125	—	—	$8.58	9/17/2027	26,215	173,017
	66,666	33,334	—	$11.20	11/8/2028	—	—
	114,926	58,334	—	$8.02	2/7/2029	—	—
	75,000	150,000	—	$6.68	8/12/2029	—	—
Jeffrey Dumbrell(4)	107,000	186,667	33,333	$8.11	12/22/2028	24,458	161,423
	75,000	150,000	—	$6.68	8/12/2029	—	—
Gaurav Singal(5)	66,667	133,333	—	$3.27	9/12/2029	15,355	101,343
Anna Novoseletsky(6)	33,334	66,666	—	$5.19	1/24/2030	14,258	94,103
(1)The market value of outstanding awards of restricted stock and RSUs is calculated using the closing price of our Common Stock on June 30, 2024 ($6.60).
(2)Mr. Venkatesan’s options vest as follows: (i) 50% of Mr. Venkatesan’s 300,000 options are eligible to vest based on Mr. Venkatesan’s continued service in three equal installments on each anniversary of November 4, 2020, and (ii) the remaining 50% are eligible to vest on each of November 4, 2021, November 4, 2022, and November 4, 2023, subject in the case of this clause (ii) to the achievement of applicable performance goals for the fiscal year ending on each such date. See the above discussion under “Equity Awards-Ravi Venkatesan” for further information. Mr. Venkatesan’s remaining awards of 200,000 options are eligible to vest based on Mr. Venkatesan’s continued service in three equal installments on each anniversary of the grant date. For fiscal year 2022 and 2023, 91% and 100% options subject to the achievement of applicable performance goals were vested at the discretion of the Board. Mr. Venkatesan’s awards of 800,000 options are eligible to vest based on Mr. Venkatesan’s continued service in four equal installments on each anniversary of October 1, 2022.
(3)Mr. Stewart’s options vest as follows: (i) 50% of Mr. Stewart’s 125,000 options are eligible to vest based on Mr. Stewart’s continued service in three equal installments on each anniversary of September 15, 2020, and (ii) the remaining 50% are eligible to vest on each of September 15, 2021, September 15, 2022, and September 15, 2023, subject in the case of this clause (ii) to the achievement of applicable performance goals for the fiscal year ending on each such date. See the above discussion under “Equity Awards-Scott Stewart” for further information. Mr. Stewart’s awards of 100,000 options are eligible to vest based on Mr. Stewart’s continued service in three equal installments on each anniversary of the grant date. Mr. Stewart’s options granted on February 7, 2022 vest as follows: (i) 117,000 options are eligible to vest based on Mr. Stewart’s continued service in three equal installments on each anniversary of February 7, 2022, and (ii) the remaining 58,000 are eligible to vest on each of February 1, 2023, February 1, 2024, and February 1, 2025, subject in the case of this clause (ii) to the achievement of applicable performance goals for the fiscal year ending on each such date. For fiscal year 2022 and 2023, 91% and 100% options subject to the achievement of applicable performance goals were vested at the discretion of the Board. Mr. Stewart’s awards of 225,000 options are eligible to vest based on Mr. Stewart’s continued service in three equal installments on each anniversary of August 12, 2022.
(4)Mr. Dumbrell’s options vest as follows: (i) 230,000 options are eligible to vest based on Mr. Dumbrell’s continued service in three equal installments on each anniversary of December 22, 2022, and (ii) the remaining 100,000 options are eligible to vest on each of December 22, 2022, December 22, 2023, and December 22, 2024, subject in the case of this clause (ii) to the achievement of applicable performance goals for the fiscal year ending on each such date. For fiscal year 2022 and 2023, 91% and 100% options subject to the achievement of applicable performance goals were vested at the discretion of the Board. Mr. Dumbrell’s awards of 225,000 options are eligible to vest based on Mr. Dumbrell’s continued service in three equal installments on each anniversary of August 12, 2022.
(5)Mr. Singal’s options are eligible to vest based on Mr. Singal’s continued service in three equal installments on each anniversary of September 12, 2022.
(6)Ms. Novoseletsky’s options are eligible to vest based on Ms. Novoseletsky’s continued service in three equal installments on each anniversary of January 24, 2023.

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Executive Compensation Tables and Related Disclosures
Option Exercises and Stock Vested
The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our NEOs during the fiscal year ended June 30, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ravi Venkatesan(1)	—	—	7,356	$54,461
Scott Stewart(2)	—	—	5,510	$40,767
Jeffrey Dumbrell(3)	—	—	3,754	$27,742
Anna Novoseletsky	—	—	—	—
Gaurav Singal	—	—	—	—
(1)The value of Mr. Venkatesan’s restricted stock awards vesting in fiscal 2024 is calculated based on the closing price of our Common Stock on August 5, ($7.42) and August 12, 2023 ($7.39), the date on which 3,352 and 4,004 RSUs, respectively, previously granted to Mr. Venkatesan vested.
(2)The value of Mr. Stewart’s restricted stock awards vesting in fiscal 2024 is calculated based on the closing price of our Common Stock on August 5, ($7.42) and August 12, 2023 ($7.39), the date on which 1,756 and 3,754 RSUs, respectively, previously granted to Mr. Stewart vested.
(3)The value of Mr. Dumbrell’s restricted stock awards vesting in fiscal 2024 is calculated based on the closing price of our Common Stock on August 12, 2023 ($7.39), the date on which 1,756 RSUs previously granted to Mr. Dumbrell vested.
Potential Payments Upon Termination or Change of Control
Messrs. Venkatesan, Stewart, Dumbrell, and Singal, and Ms. Novoseletsky
During fiscal year 2024, each of Messrs. Venkatesan, Stewart, Dumbrell, and Singal and Ms. Novoseletsky were entitled to certain severance payments and benefits upon a termination without “cause,” or, where applicable, a resignation for “good reason,” as further described above under “Executive Employment Agreements.” In addition, under the general terms of our equity award plans, a participating employee is entitled to “double-trigger” accelerated vesting of outstanding equity awards if such employee is terminated by us without “cause,” or, to the extent provided in the employee’s award agreement, if the employee resigns for “good reason,” in each case within 18 months following a “change of control.” The following table summarizes these potential payments and benefits, with all equity estimates based on the closing price of our Common Stock on June 30, 2024 ($6.60) and assuming that the applicable termination event or “change of control” occurred on the last day of fiscal 2024, June 30, 2024:

	Termination without “Cause” or Resignation for “Good Reason” (Absent a “Change of Control”)				“Change of Control” (No Termination)	Termination without “Cause” or Resignation for “Good Reason” (In Connection with a “Change of Control”)
Name	Severance ($)	Equity Vesting ($)	Other Benefits ($)	Total ($)	Equity Vesting ($)	Severance ($)	Equity Vesting ($)	Other Benefits ($)	Total ($)
Ravi Venkatesan(1)	225,000	—	8,737	233,737	3,255,143	576,529	3,255,143	8,737	3,840,409
Scott Stewart(2)	200,000	—	10,875	210,875	2,048,181	501,834	2,048,181	10,875	2,560,890
Jeffrey Dumbrell(3)	200,000	—	—	200,000	1,854,946	193,200	1,854,946	—	2,048,146
Gaurav Singal(4)	181,125	—	—	181,125	406,000	175,000	406,000	—	581,000
Anna Novoseletsky(5)	162,500	—	—	162,500	317,000	162,500	317,000	—	479,500
(1)As further described above under “Executive Employment Arrangements-Venkatesan Offer Letter,” if Mr. Venkatesan is terminated without “cause” or resigns for “good reason”, then subject to his execution of a release of claims and continued compliance with the covenants in his employment agreement, Mr. Venkatesan is eligible to receive a severance package consisting of six months of continued base salary and up to a 6-month COBRA subsidy. However, if such termination occurs within 24 months following a “change of control,” then Mr. Venkatesan will instead be provided a lump

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Executive Compensation Tables and Related Disclosures
sum payment equal to the sum of his base salary and last annual bonus paid in the fiscal year completed prior to such termination. In addition, as further described above under “Equity Awards-Ravi Venkatesan,” Mr. Venkatesan’s outstanding options under his initial option award are eligible for accelerated vesting upon a “change of control” of the Company, subject to his continued employment with the Company as of immediately prior to the applicable transaction. Note that the above estimates do not take into account the potential application of any “best-after-tax” cutback that may apply to Mr. Venkatesan’s severance payments and benefits if such payments and benefits are subject to the excise tax provisions under Section 4999 of the Internal Revenue Code of 1986, as amended, as further described above under “Venkatesan Offer Letter.”
(2)As further described above under “Executive Employment Arrangements-Stewart Employment Agreement,” if Mr. Stewart is terminated without “cause” or resigns for “good reason”, then subject to his execution of a release of claims and continued compliance with the covenants in his employment agreement, Mr. Stewart is eligible to receive a severance package consisting of six months of continued base salary and up to a 6-month COBRA subsidy. However, if such termination occurs within 24 months following a “change of control,” then Mr. Stewart will instead be provided a lump sum payment equal to the sum of his base salary and last annual bonus paid in the fiscal year completed prior to such termination. In addition, as further described above under “Equity Awards-Scott Stewart,” Mr. Stewart’s outstanding options under his initial option award are eligible for accelerated vesting upon a “change of control” of the Company, subject to his continued employment with the Company as of immediately prior to the applicable transaction. Note that the above estimates do not take into account the potential application of any “best-after-tax” cutback that may apply to Mr. Stewart’s severance payments and benefits if such payments and benefits are subject to the excise tax provisions under Section 4999 of the Internal Revenue Code of 1986, as amended, as further described above under “Stewart Offer Letter.”
(3)As further described above under “Employment Executive Agreements” – Dumbrell, If Mr. Dumbrell is terminated by us without “cause,” and subject to his execution of a general release of claims and separation agreement, Mr. Dumbrell is eligible to receive a severance package consisting of 6 months of continued base salary. Mr. Dumbrell’s employment agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as a well as a non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and during any severance period following any termination. In the event of the termination of Mr. Dumbrell’s employment by the Company without “cause” or, to the extent permitted in the award agreement, the termination of employment of Mr. Dumbrell for a “constructive termination” or “good reason,” in each case, within the 18-month period following the occurrence of a change of control in which any outstanding awards were effectively assumed or replaced or otherwise remained outstanding, then, upon such termination of employment, all stock options will become immediately exercisable and remain exercisable for the remainder of their term, all restrictions on restricted shares will lapse, and, unless otherwise specified in a participant’s award agreement.
(4)As further described above under “Employment Executive Agreements” – Singal, If Mr. Singal is terminated by us without “cause,” and subject to his execution of a general release of claims and separation agreement, Mr. Singal is eligible to receive a severance package consisting of 6 months of continued base salary over a six month period in accordance with CTLP’s regular employee practices and would be subject to standard and customary payroll deductions. Mr. Singal’s employment agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as a well as a non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and during any severance period following any termination. In the event of the termination of Mr. Singal’s employment by the Company without “cause” or, to the extent permitted in the award agreement, the termination of employment of Mr. Singal’s for a “constructive termination” or “good reason,” in each case, within the 18-month period following the occurrence of a change of control in which any outstanding awards were effectively assumed or replaced or otherwise remained outstanding, then, upon such termination of employment, all stock options will become immediately exercisable and remain exercisable for the remainder of their term, all restrictions on restricted shares will lapse, and, unless otherwise specified in a participant’s award agreement.
(5)As further described above under “Employment Executive Agreements” – Novoseletsky, If Ms. Novoseletsky is terminated by us without “cause,” and subject to her execution of a general release of claims and separation agreement, Ms. Novoseletsky is eligible to receive a severance package consisting of 6 months of continued base salary over a six month period in accordance with CTLP’s regular employee practices and would be subject to standard and customary payroll deductions. If upon a Change of Control to occur that occurs after the Grant Date, Section 9 of the 2018 Equity Award Plan Document shall apply. Ms. Novoseletsky’s employment agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as a well as a non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and during any severance period following any termination. In the event of the termination of Ms. Novoseletsky’s employment by the Company without “cause” or, to the extent permitted in the award agreement, the termination of employment of Ms. Novoseletsky for a “constructive termination” or “good reason,” in each case, within the 18-month period following the occurrence of a change of control in which any outstanding awards were effectively assumed or replaced or otherwise remained outstanding, then, upon such termination of employment, all stock options will become immediately exercisable and remain exercisable for the remainder of their term, all restrictions on restricted shares will lapse, and, unless otherwise specified in a participant’s award agreement.

2025 Proxy Statement	61

Executive Compensation Tables and Related Disclosures
CEO Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the relationship of the annualized total compensation of our Chief Executive Officer, Ravi Venkatesan, to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.
Median Employee Determination
We identified our median employee in fiscal 2024 by calculating the fiscal 2024 cash compensation for all of our employees, excluding our Chief Executive Officer, who were employed by us on June 30, 2024. Cash compensation included all cash salaries, wages, and bonuses paid to each employee during the fiscal year.
Annual Compensation of Median Employee Using Summary Compensation Table Methodology
After identifying the median employee as described above, we calculated annual total compensation for this employee using the same methodology we use in the Summary Compensation Table. The fiscal 2024 compensation for our median employee was $75,360, and our Chief Executive Officer was $1,046,238.
2024 Pay Ratio
Based on the above information, the estimated ratio of the annual total compensation of our Chief Executive Officer to the median employee is 14:1. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of seasonal and part-time employees, distribution of employees across geographies, and the wide range of methodologies that the SEC rules allow companies to adopt in calculating this pay ratio.

62	2025 Proxy Statement

Executive Compensation Tables and Related Disclosures
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The following table sets forth information regarding compensation for Mr. Venkatesan, our principal executive officer (PEO), Mr. Feeney, our former principal executive officer, and average compensation related to our other named executive officers versus our Company performance for the past four years.

			Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)			Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)(6)	Adjusted EBITDA* ($)(7)
2024	1,046,238	2,137,587	643,599	1,046,244	56	89	11,993,000	33,960,000
2023	2,802,535	3,627,663	1,131,882	1,422,254	114	131	633,000	17,219,000
2022	990,474	(1,989,647)	1,086,222	1,326,797	80	119	(1,703,000)	9,892,000
2021	3,402,145	5,650,895	1,434,534	1,710,618	169	160	(8,705,000)	7,618,000
*    Adjusted EBITDA is a non-GAAP financial measure, Please see Appendix A at the end of this Proxy Statement for a reconciliation of Adjusted EBITDA
(1)The dollar amounts reported in the column reflect the amounts of total compensation reported for Mr. Venkatesan and Mr. Feeney, as applicable, for each corresponding year in the “Total” column of the Summary Compensation Table. Mr. Venkatesan was our principal executive officer for the fiscal year ended June 30, 2024 and June 30, 2023, and Mr. Feeney was our principal executive officer for the fiscal year ended June 30, 2022.
(2)Amounts are calculated in accordance with Item 402(v) and do not reflect actual amounts of compensation paid to the PEO and other Non-PEO NEOs. See table below for detail of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.

	2024		2023		2022		2021
	PEO($)	Average of Non-PEO NEOs($)	PEO($)	Average of Non-PEO NEOs($)	PEO($)	Average of Non-PEO NEOs($)	PEO($)	Average of Non-PEO NEOs($)
Total Compensation as reported on Summary Compensation Table	1,046,238	643,599	2,802,535	1,131,882	990,474	1,086,222	3,402,145	1,434,534
Fair value of stock awards reported in Summary Compensation Table	(244,148)	(117,824)	(1,936,233)	(669,484)	(225,000)	(708,513)	(2,506,250)	(1,073,221)
Fair value of equity compensation granted in current year — value at year-end	217,166	104,803	1,951,608	676,690	120,691	364,374	—	1,349,305
Change in fair value from end of prior fiscal to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	590,771	174,033	644,231	94,484	(2,633,750)	502,510	3,833,750	—
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	527,560	241,633	165,523	188,682	(242,063)	296,817	921,250	—
Fair value as of prior fiscal year-end of awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—	—	—	—	—	(214,613)	—	—
Compensation Actually Paid	2,137,587	1,046,244	3,627,663	1,422,254	(1,989,647)	1,326,797	5,650,895	1,710,618
(3)The dollar amounts reported in the column reflect the average amounts of total compensation reported for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table.

2025 Proxy Statement	63

Executive Compensation Tables and Related Disclosures
(4)Total shareholder return assumes that $100 was invested on the measurement date in the Company’s common stock and the peer group as set forth in footnote 5 below. The measurement date is established by the market close on the last trading day before the beginning of the Company’s third preceding fiscal year.
(5)The peer group reflects the US Small-Cap Russell 2000® Index, which was used in the Stock Performance Graph included in our Annual Report.
(6)Dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year
(7)The Company has determined that Adjusted EBITDA from continuing operations is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s named executive officers for the most recently completed fiscal year.
Relationship between “Compensation Actually Paid” and Performance
Below are the graphs showing the relationship of “compensation actually paid” to our CEO and our non-CEO NEOs in fiscal 2022, 2023 and 2024 to (1) TSR, (2) the Company’s net income and (3) the Company’s Adjusted EBITDA.
Compensation Actually Paid (CAP) vs TSR

■	Average CAP to NEOs	■	CAP to CEO	—	TSR	—	Peer Group TSR
Compensation Actually Paid (CAP) vs Net Income

■	Average CAP to NEOs	■	CAP to CEO	—	Net Income

64	2025 Proxy Statement

Executive Compensation Tables and Related Disclosures
Compensation Actually Paid (CAP) vs Adjusted EBITDA

■	Average CAP to NEOs	■	CAP to CEO	—	Adjusted EBITDA
Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we used to link compensation actually paid to our NEOs, for fiscal 2023, to company performance:
•Revenue
•Adjusted EBITDA
•Monthly recurring revenue

2025 Proxy Statement	65

Proposal 3 Ratification of Appointment of Independent Registered Public Accountants

Engagement of Deloitte
The Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal year 2025. The shareholders will be asked to ratify this appointment at the Annual Meeting. A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.
The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:
RESOLVED, that the appointment by the Audit Committee of the Board of Directors of the Company of Deloitte, independent registered public accounting firm, to perform independent audit services for the fiscal year ending June 30, 2024 is hereby ratified and approved.
The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with any fractional vote being rounded to the nearest whole number) is required for ratification of this proposal.

The Board of Directors recommends that you vote “FOR” the ratification of the proposal set forth above.

66	2025 Proxy Statement

Audit Matters
Principal Accountant Fees and Services
Audit Fees
Audit fees consisted of fees for the audit of our annual financial statements, review of quarterly financial statements and the audit of internal control over financial reporting, as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and reviews of Company documents filed with the Securities and Exchange Commission.
Audit fees for services rendered by our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), amounted to $2,641,236 in connection with services rendered for the fiscal year ended June 30, 2024. For the fiscal year ended June 30, 2023, BDO USA, P.C. (“BDO”) billed us aggregate fees in the amount of $3,215,082 in connection with services rendered. In connection with BDO’s consent to the use of their audit opinion over the two years ended June 30, 2023 in our 2024 annual financial statements, our former independent registered public accounting firm, BDO, billed us $375,000.
Audit-Related Fees
Audit-related fees consisted of fees for the audit of the Company’s 401(k) retirement plan. Our independent registered public accounting firm, Deloitte, billed us aggregate fees in the amount $30,000 during the fiscal year ended June 30, 2024. Our former independent registered public accounting firm, BDO, billed us aggregate fees in the amount of $24,445 during the fiscal year ended June 30, 2023 in connection with services rendered.
Tax Fees
There were no tax fees billed to us by Deloitte and BDO, during the fiscal years ended June 30, 2024 and June 30, 2023.
All Other Fees
There were no other fees billed to us by our current or our former independent registered public accounting firms, Deloitte and BDO, during the fiscal years ended June 30, 2024 and June 30, 2023.
Audit Committee Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.
Report of The Audit Committee
The Audit Committee’s primary responsibility is to assist the Board in fulfilling its responsibility to oversee and review the quality and integrity of the Company’s financial statements and internal controls over financial reporting, and the independent auditor’s qualifications and independence.
Management has the primary responsibility for the preparation of the financial statements and establishing effective internal controls over financial reporting. The Company’s management has represented to the Audit Committee that the audited consolidated financial statements contained in the Company’s Annual Report for the fiscal year ended June 30, 2024 were prepared in accordance with generally accepted accounting principles.

2025 Proxy Statement	67

Audit Matters
The Company’s independent registered public accounting firm (Deloitte) was responsible for auditing these consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte the audited consolidated financial statements contained in the Company’s Annual Report for the fiscal year ended June 30, 2024, including the critical accounting policies applied by the Company in the preparation of these financial statements. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
In addition, the Audit Committee received from Deloitte the written disclosures required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with such firm its independence from the Company and the Company’s management. At its meetings in fiscal year 2024, the Audit Committee met with the Company’s Chief Financial Officer and other senior members of the Company’s management, including the Vice President of Internal Audit. The Audit Committee reviewed with Deloitte the overall scope and plans for their audit in fiscal year 2024. The Audit Committee also received regular updates from the Company’s Chief Financial Officer on internal controls.
The Audit Committee met with Deloitte, with and without management present, to discuss their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. For more detail regarding the Company’s internal controls over financial reporting including the remediation of previously identified material weaknesses, please refer to the Corporate Governance discussion within this Proxy Statement and Item 9A of the Company’s Form 10-K for the year ended June 30, 2024. The Audit Committee also met with the Company’s General Counsel, with and without management present, to review and discuss compliance and ethics matters, including compliance with the Company’s Code of Business Conduct and Ethics.
On an ongoing basis, the Audit Committee considers the independence, qualifications, compensation and performance of its independent registered public accounting firm. Such consideration includes reviewing the written disclosures and the letter provided by its independent registered public accounting firm in accordance with applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and discussing with its independent registered public accounting firm its independence.
The Audit Committee is responsible for the approval of audit, audit-related, tax, and all other fees and the Committee reviewed and pre-approved all fees paid to Deloitte in fiscal year 2024. The Audit Committee has adopted a policy for pre-approval of services to be performed by the independent auditor. Further information on this policy and on the fees paid to Deloitte and the Company’s former auditor, BDO, in fiscal year 2024 can be found in the section of this proxy statement titled “PRINCIPAL ACCOUNTANT FEES AND SERVICES.” The Audit Committee also monitors the Company’s hiring of former employees of its independent registered public accounting firm.
The Audit Committee has discussed with Deloitte their independence from the Company and has concluded that Deloitte is independent from the Company and its management. The Audit Committee has retained Deloitte as the Company’s independent auditor for fiscal year 2025. The Audit Committee and the Board believe that the retention of Deloitte is in the best interests of the Company and its shareholders.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report for the fiscal year ended June 30, 2024 for filing with the SEC.
The Audit Committee
Shannon Warren (Chair)
Ellen Richey
Anne Smalling
The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

68	2025 Proxy Statement

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
Common Stock
The following table sets forth, as of September 30, 2024, the beneficial ownership of the common stock of each of the Company’s directors, by the named executive officers included in the Fiscal Year 2024 Summary Compensation Table set forth above, by the Company’s directors, named executive officers and other executive officers as a group, and by the beneficial owners of more than 5% of the common stock. Except as otherwise indicated below, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
Douglas G. Bergeron (2)	1,152,559	1.6%
Lisa P. Baird	195,620	*
Jeffrey Dumbrell	394,507	*
Ian Harris	223,852	*
Jacob Lamm	182,620	*
Anna Novoseletsky	38,086	*
Michael K. Passilla	182,620	*
Ellen Richey	182,620	*
Gaurav Singal	143,452	*
Anne M. Smalling	182,620	*
Scott Stewart	510,826	*
Ravi Venkatesan	983,556	1.4%
Shannon S. Warren	182,620	*
All directors and executive officers as a group (14 persons)	4,555,558	6.3%

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Abrams Capital Partners II, L.P.	7,186,968	(4)	9.9%
BlackRock, Inc.	3,834,675	(5)	5.3%
Hudson Executive Capital LP	9,290,906	(6)	16.8%
Oakland Hills BV	3,626,661	(7)	4.99%
*    Less than one percent (1%)
(1)Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or dispositive power with respect to securities. Shares of Common Stock issuable upon conversion of the Series A Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of September 30, 2024, are deemed to be beneficially owned for purposes hereof.

2025 Proxy Statement	69

Stock Ownership Information
(2)The total above includes shares held in a trust account to which Mr. Bergeron controls and has voting power with respect to such shares. In addition to the shares set forth above, Mr. Bergeron also has an economic interest in a Hudson Executive affiliated fund that beneficially owns shares of the Company’s common stock. Mr. Bergeron does not have investment discretion or voting power with respect to such shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(3)The percentage of stock beneficially owned is based on 72,986,172 common shares outstanding as of September 30, 2024.
(4)Based upon a Schedule 13F filed on August 9, 2024 with the Securities and Exchange Commission, each of the following persons have voting and dispositive power over 7,180,000 shares of common stock: Abrams Capital, LLC, Abrams Capital Management, LLC, Abrams Capital Management, L.P., Abrams Capital Partners II, L.P., and David Abrams.
(5)Based upon a Schedule 13G filed on January 29, 2024 with the Securities and Exchange Commission, each of the following subsidiaries of BlackRock, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 3,834,675 shares: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, NA, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)Based upon a Schedule 13D filed on February 21, 2024 with the Securities and Exchange Commission, each of the following persons has shared voting and dispositive power over 9,290,906 shares of common stock: Hudson Executive, which serves as investment advisor to certain affiliated investment funds which have the right to receive dividends from, and the proceeds from the sale of, the 9,290,906 shares; HEC Management GP LLC, which is the general partner of Hudson Executive; and Douglas L. Braunstein, who is the managing partner of Hudson Executive and the managing member of HEC Management GP LLC. Mr. Braunstein’s total includes 20,212 shares of common stock directly owned by him. The business address of each of the foregoing persons is Hudson Executive Capital LP c/o Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, NY 10281.
(7)Based upon a Schedule 13G filed on January 19, 2024 with the Securities and Exchange Commission, each of the following persons has voting and dispositive power over 3,626,661 shares of common stock: (1) Oakland Hills BV, (2) Malabar Hill NV, who is the statutory director of Oakland Hills BV, (3) Mr. R. Derksen, Mr. R.P. Voogd and Mrs. E.G.J. Labas, who are each statutory directors of Malabar Hill NV and have voting and dispositive power over the shares held by Oakland Hills BV, and Eveline Müller, executor of the estate of Drs. F.H Fentener van Vlissingen, who was the statutory director of Malabar Hill NV. The principal business address of each of the foregoing persons is Albert Hahnplantsoen 23, 1077 BM, Amsterdam, The Netherlands.
Preferred Stock
As of September 30, 2024, there were 385,282 shares of Series A Preferred Stock outstanding. None of the Company’s directors or executive officers beneficially own shares of Series A Preferred Stock, and to the Company’s knowledge, there are no beneficial owners of more than 5% of the Series A Preferred Stock.
Policies and Practices for Granting Certain Equity Awards
The Board, at the recommendation of the Compensation Committee, approves all equity award grants to our NEOs on or before the grant date. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they make a recommendation to the Board, which in turn reviews the recommendation and approves equity awards for our NEOs. Accordingly, annual equity awards are typically determined at the first Compensation Committee meeting of the fiscal year and reviewed and approved at the first Board meeting of the fiscal year. These grants are then made effective shortly during a scheduled open trading window. On occasion, the Board may, at the recommendation of the Compensation Committee, grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the Board has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, neither the Board nor the Compensation Committee take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation.
During fiscal 2024, the Company did not grant stock options (or similar awards) to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

70	2025 Proxy Statement

Questions and Answers About the Proxy Materials and Annual Meeting
Why am I receiving a notice regarding the availability of proxy materials on the Internet?
You are receiving a Notice because, as of the close of business on September 30, 2024, you owned shares of common stock, no par value (“Common Stock”), or series A convertible preferred stock, no par value (“Series A Preferred Stock”), of the Company. We are providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s notice and access rules. The Notice will indicate how to access our proxy statement on the Internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
When you execute your proxy, you appoint Scott Stewart and Anna Novoseletsky each as your representatives at the annual meeting. Mr. Stewart and/or Ms. Novoseletsky will vote your shares at the meeting as you have instructed them on the proxy card. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Stewart and/or Ms. Novoseletsky will vote your shares, under your proxy, in accordance with their best judgment.
How can I attend the annual meeting?
We look forward to continuing to provide expanded access, improved communication, and cost savings for the Company and our shareholders by holding our Annual Meeting entirely online. We believe a live virtual meeting enables increased shareholder attendance and participation and is an efficient use of resources for our shareholders and the Company. Accordingly, the 2025 Annual Meeting of Shareholders will be held in live virtual format. Only such shareholders as of the close of business on September 30, 2024, their proxy holders, and our invited guests may attend the 2025 Annual Meeting of Shareholders. To participate in the virtual annual meeting, visit www.virtualshareholdermeeting.com/CTLP2025 and log in using the 16-digit control number printed in the box marked by the arrow on your proxy card. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, technical support phone numbers will be posted on the virtual meeting log-in page.
What am I voting on?
At the Annual Meeting, we will ask holders of our Common Stock or Series A Preferred Stock to consider and vote upon the following items:
1.Election of Directors
The election of nine directors to serve until the 2025 Annual Meeting of Shareholders.
2.Advisory Vote on the Compensation of our Named Executive Officers
A “Say-on-Pay” advisory vote on the approval of the compensation of the Company’s named executive officers.
3.Ratification of Appointment of Independent Registered Public Accounting Firm
Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.
Who is entitled to vote?
Shareholders as of the close of business on September 30, 2024 are entitled to vote. This is referred to as the record date. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 0.1988 of a vote on all matters to come before the Annual Meeting, with any fractional vote being rounded to the nearest whole number.
How do I vote my shares without attending the meeting?
If you are a shareholder of record as of the record date for the Annual Meeting, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:

2025 Proxy Statement	71

Questions and Answers About the Proxy Materials and Annual Meeting
By Internet or Telephone - If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., ET, on November 12, 2023. If you vote by internet or telephone, you need not return your proxy card.
By Mail - If you received a paper copy of this proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, or attorney or an officer of a corporation), you should indicate your name and title or capacity.
How do I vote my shares virtually at the meeting?
If you are a shareholder of record as of the record date for the Annual Meeting, you can participate in the Annual Meeting live online at www.virtualshareholdermeeting.com/CTLP2025. The webcast will start on November 20, 2024 at 11:00 a.m., ET. You may vote and submit questions while attending the Annual Meeting online. You will need the sixteen-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Street name shareholders must provide specific instructions on how to vote your shares by completing and returning the voting instruction form provided by your bank, broker, trustee or other nominee. Even if you plan to attend the virtual meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?
If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. If you hold your shares in the name of a broker, bank or other nominee, the availability of telephone and Internet voting depends on their voting processes. Street name holders may vote in person only if they have a legal proxy as described above.
How many votes do you need to hold the meeting?
As of September 30, 2024, the record date for the Annual Meeting, there were 72,986,172 shares of Common Stock and 385,282 shares of Series A Preferred Stock of the Company. Only holders of Common Stock or Series A Preferred Stock of record at the close of business on September 30, 2024 will be entitled to vote. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 0.1988 of a vote on all matters to come before the Annual Meeting, with any fractional vote being rounded to the nearest whole number. The number of votes to which each share of Series A Preferred Stock is entitled is equal to the votes attributable to that number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. A majority of the Company’s outstanding shares as of the record date must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.
Your shares will be counted as present at the meeting if you:
•vote via the Internet or by telephone, if available;
•properly submit a proxy (even if you do not provide voting instructions); or
•attend the virtual meeting and vote electronically.
What does it mean if I receive more than one Notice?
It means that you have multiple accounts at the transfer agent and/or with a broker, bank or other nominee. Please vote all proxies to ensure that all your shares are represented at the meeting. In the future, you may wish to consolidate as many of your transfer agent accounts or accounts with brokers, banks or other nominees as possible under the same name and address for better customer service.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•sending written notice to the Corporate Secretary at 101 Lindenwood Drive, Suite 120, Malvern, Pennsylvania 19355 so that it is received prior to November 20, 2024;
•voting again over the Internet or via telephone, if available, prior to 11:59 p.m., ET, on November 12, 2024;
•signing another proxy with a later date and sending it so that it is received prior to November 11, 2024; or
•attending the virtual meeting and voting electronically.

72	2025 Proxy Statement

Questions and Answers About the Proxy Materials and Annual Meeting
How are votes counted?
Shares of Common Stock or Series A Preferred Stock represented by properly executed proxy cards, or voted by proxy over the Internet or telephone, and received in time for the Annual Meeting will be voted in accordance with the instructions specified in the proxies. Any proxy not specifying to the contrary will be voted (1) for the nine Board nominees in Proposal 1; (2) in favor of the ratification of Proposal 2 and (3) in favor of the recommendation in Proposal 3. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or other candidates nominated by our Board.
How may I vote for each proposal?
With respect to each proposal, you may:
•vote FOR the proposal;
•vote AGAINST the proposal; or
•ABSTAIN from voting
How many votes are needed for each proposal?

Proposal Number	Item	Votes Required for Approval or Ratification	Effect of Abstentions(2)	Effect of Broker Non-Votes(3)	Board Voting Recommendation
1	Election of Nine Directors	Majority of votes cast(1)	None	None	FOR each nominee
2	Approve, on an advisory basis, the compensation of named executive officers	Majority of votes cast	None	None	FOR
3	Ratify the Appointment of Deloitte	Majority of votes cast	None	Not Applicable(4)	FOR
(1)Directors will be elected by a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote, and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with any fractional vote being rounded to the nearest whole number). Pursuant to the Company’s Director Majority Voting Policy, any nominee for director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election shall promptly submit to the Board a letter of resignation to the Secretary of the Company.
(2)Abstentions with respect to a proposal are counted for purposes of establishing a quorum.
(3)Broker non-votes refer to shares of stock held in street name with regard to which the broker or other nominee holding them indicates on a proxy that the broker has not received instructions from the beneficial owner to vote those shares in a particular manner on a proposal for which the broker or other nominee does not have discretion to vote without specific instructions from the beneficial owner. Broker non-votes will be counted as present for purposes of determining the existence of a quorum.
(4)If your shares are held in “street name” through a bank, broker or other nominee, your brokerage firm may vote your shares under certain circumstances if you do not provide voting instructions. These circumstances include certain “routine” matters, such as the ratification of the appointment of our independent registered public accountants. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters without receiving voting instructions, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR or AGAINST the routine matter.
What happens if a nominee is unable to stand for re-election?
The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed card but do not provide voting instructions, your shares will be voted FOR the nine named director nominees, FOR the ratification of the appointment of the independent registered public accountants, and FOR approval of the compensation of the Company’s named executive officers. In addition, your proxy will be voted in the discretion of Mr. Stewart and/or Ms. Novoseletsky with respect to any other business that properly comes before the meeting.
If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
Where do I find the voting results of the meeting?
We will announce preliminary voting results at the meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days after the meeting.

2025 Proxy Statement	73

Other Information About the Annual Meeting
Expenses of Solicitation
All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their related out-of-pocket expenses.
Householding
As permitted by the Exchange Act, only one copy of the Notice is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement or Annual Report. We will promptly deliver, upon oral or written request, a separate copy of the Annual Report or proxy statement, as applicable, to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary at 101 Lindenwood Drive, Suite 120, Malvern, Pennsylvania 19355 or (800) 633-0340.
Shareholders residing at the same address and currently receiving only one copy of the Notice may contact the Corporate Secretary at 101 Lindenwood Drive, Suite 120, Malvern, Pennsylvania 19355 or (800) 633-0340, to request multiple copies in the future. Shareholders residing at the same address and currently receiving multiple copies may contact the Corporate Secretary to request that only a single copy of the Notice be mailed in the future.
2026 Shareholder Proposals and Director Nominations
Pursuant to Rule 14a-8 of the Exchange Act, proposals of shareholders for possible consideration at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) must be received by the Corporate Secretary of the Company before the close of business on June 6, 2025 to be included in the proxy statement for that meeting, if appropriate for consideration under applicable securities laws.
Our bylaws provide for the right of proxy access, which enables shareholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Pursuant to our bylaws, a shareholder (or group of up to 20 shareholders) who has continuously owned at least 3% of our outstanding capital stock for at least three consecutive years may nominate up to 20% of the Board (but in any event at least two directors) and have such nominee(s) included in the our proxy statement, if the shareholder(s) and the nominee(s) satisfy the applicable requirements set forth in our bylaws. If a shareholder is seeking to have one or more nominees included in our 2026 proxy statement, the notice required by our bylaws must be received by the Secretary of the Company not later than June 6, 2025, and not earlier than May 7, 2025 unless our annual meeting date occurs more than 30 days before or 60 days after November 20, 2025. In that case, we must receive the nominations not earlier than the close of business on the 180th day prior to the date of the 2026 Annual Meeting and not later than the close of business on the later of: (i) the 90 days prior to the date of the 2026 Annual Meeting; or (ii) the 10 days following the day on which we first make a public announcement of the date of the 2026 Annual Meeting.

74	2025 Proxy Statement

Other Information About the Annual Meeting
In addition, our bylaws provide that, in order to be properly brought before the 2026 Annual Meeting, a shareholder’s notice of a matter that the shareholder wishes to present (other than a matter brought pursuant to Rule 14a-8 promulgated under the Exchange Act), as well as any director nominations (other than the proxy access provisions described above), must be received by the Secretary of the Company not less than 60 nor more than 90 days before the first anniversary of the date of the 2025 Annual Meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 promulgated under the Exchange Act) must be received no earlier than August 22, 2025, and no later than the close of business on September 21, 2025, unless our annual meeting date occurs more than 30 days before or 60 days after November 20, 2025. In that case, we must receive proposals not earlier than the close of business on the 90th day prior to the date of the 2026 Annual Meeting and not later than the close of business on the later of: (i) the 60th day prior to the date of the 2026 Annual Meeting; or (ii) the 10th day following the day on which we first make a public announcement of the date of the 2026 Annual Meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Notices discussed above and requests for copies of the relevant bylaw provisions regarding the requirements for making shareholder proposals and director nominations may be sent to our Corporate Secretary at our principal executive office as follows: Cantaloupe, Inc., 101 Lindenwood Drive, Suite 120, Malvern, Pennsylvania 19355, Attn: Corporate Secretary.

2025 Proxy Statement	75

Other Matters
The Board does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, the proxy holders intend to vote, or otherwise to act, in accordance with their judgment on such matters.

76	2025 Proxy Statement

Appendix A - GAAP to Non-GAAP Reconciliation of Adjusted EBITDA
Below is a reconciliation of U.S. GAAP net (income) loss to Adjusted EBITDA for the fiscal years ended June 30, 2024, 2023, and 2022:

	Year ended June 30,
($ in thousands)	2024	2023	2022
Net income (loss)	$11,993	$633	$(1,703)
Less: interest income	(1,969)	(2,515)	(1,884)
Plus: interest expense	2,934	2,326	524
Plus: income tax provision	985	181	186
Plus: depreciation expense included in cost of sales for rentals	1,634	1,189	973
Plus: depreciation and amortization expense in operating expenses	10,570	7,618	4,352
EBITDA	26,147	9,432	2,448
Plus: stock-based compensation(a)	5,109	4,737	6,248
Plus: investigation, proxy solicitation and restatement expenses, net of insurance recoveries(b)	(1,522)	(362)	1,196
Plus: integration and acquisition expenses(c)	1,197	3,141	—
Plus: severance expenses(d)	53	273	—
Plus: remediation expenses(e)	2,976	573	—
Adjustments to EBITDA	7,813	8,362	7,444
Adjusted EBITDA	$33,960	$17,794	$9,892
(a)We have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)We have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations. During the year ended June 30, 2024, we received $1.5 million in insurance reimbursement for legal fees and expenses incurred in connection with the 2019 Investigation. Accordingly, Adjusted EBITDA contains a negative adjustment.
(c)We have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(d)Consists of expenses incurred in connection with non-recurring severance charges related to work force reduction.
(e)Consists of expenses incurred in connection with fully remediating previously identified material weaknesses in our internal control over financial reporting. See the Company’s Annual Report, Item 9A Section e - Remediation of Prior Material Weaknesses.

2025 Proxy Statement	77

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cantaloupe

Cantaloupe, Inc.
101 Lindenwood Drive, Suite 120
Malvern, PA 19355
www.cantaloupe.com

cantaloupe

CANTALOUPE, INC.
LEGAL
990 HAMMOND DRIVE, SUITE 200
ATLANTA, GA 30328

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 19, 2024 for shares held directly and by 11:59 p.m. Eastern Time on November 15, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTLP2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 19, 2024 for shares held directly and by 11:59 p.m. Eastern Time on November 15, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58288-P18816

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANTALOUPE, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Douglas G. Bergeron	☐	☐	☐
1b. Lisa P. Baird	☐	☐	☐
1c. Ian Harris	☐	☐	☐
1d. Jacob Lamm	☐	☐	☐
1e. Michael K. Passilla	☐	☐	☐
1f. Ellen Richey	☐	☐	☐
1g. Anne M. Smalling	☐	☐	☐
1h. Ravi Venkatesan	☐	☐	☐
1i. Shannon S. Warren	☐	☐	☐

	For	**Against**	**Abstain**
2. Advisory vote on named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2025.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

For address changes, please send via email to: InvestorRelations@cantaloupe.com

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V58289-P18816

CANTALOUPE, INC.
Annual Meeting of Shareholders
November 20, 2024 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Scott Stewart and Anna Novoseletsky, or either of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholder(s) to be held at 11:00 AM, EST on November 20, 2024, at www.virtualshareholdermeeting.com/CTLP2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side